Exhibit 10.8

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made and entered into as of October 2, 2020, by and between Lessor and Lessee, as defined below. Lessor and Lessee are hereinafter sometimes individually referred to as “Party,” or collectively referred to as “Parties.” Lessor hereby agrees to lease to Lessee and Lessee hereby agrees to lease from Lessor, the Premises, as defined below, pursuant to all of the terms and conditions set forth below:

ARTICLE 1 – DEFINED TERMS, GENERAL CONDITIONS AND PREMISES

Section 1.1 Defined Terms and Covenants. The terms listed below (“Defined Terms”) shall have the following meanings throughout this Lease, and the covenants described in this Section 1.1 shall have the same effect as the terms and conditions of the Lease:

(a) Lessor: Continental 830 Nash LLC, a Delaware limited liability company, as to an undivided 66% interest, and Continental Rosecrans Aviation L.P., a California limited partnership, as an undivided 34% interest, as tenants in common

(b) Lessee: Fisker Inc. a Delaware corporation

(c) Premises: The Building (as hereinafter defined) located at 1888 Rosecrans Avenue in the City of Manhattan Beach, California.

The Premises shall encompass the entire square footage of the Building.

(d) Building: The three-story office building located on the Property. The Building is shown on Exhibit “A-1”.

(e) Property: The mixed use project commonly referred to as Continental Park (depicted in Exhibit “A-2”).

(f) Rentable Square Footage of the Building/Premises: 72,649 rentable square feet. For purposes of this Lease, rentable area shall be calculated pursuant to Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1—2017 and its accompanying guidelines (the method for measurement of rentable and usable area set forth above shall be called “BOMA”). Lessor has retained SAAIA to measure the Premises in accordance with BOMA and shall deliver such remeasurement to Lessee and Lessee’s architect within sixty (60) days following the date hereof. If such remeasurement confirms that the rentable square footage measurement set forth above is in excess of or lower than the square footage number which would have resulted had square footage been properly calculated using BOMA, any payments due either party (or other rights between Lessor and Lessee) based upon the amount of rentable area of the Premises shall be proportionally, retroactively and prospectively reduced or increased, as appropriate, to reflect the actual rentable area, as properly remeasured under BOMA, and Lessor and Lessee shall confirm the same in writing.

(g) Early Delivery Date: Upon mutual execution and delivery of this Lease, Lessee’s delivery of the Letter of Credit described in subsection “l” below, and Lessor’s lender’s approval of this Lease. On the Early Delivery Date, Lessor shall provide Lessee with early access to the Building in order to allow Lessee to (i) commence constructing its “Lessee Improvements” (including the Contemplated Leasehold Improvement) in accordance with the terms of the Construction Work Letter and (ii) conduct Lessee’s business operations, including hosting promotional events in connection with the Spartan Merger.

(h) Lessee’s Pro Rata Share (subject to Article 4): 100%.

(i) Term and Option to Extend: The Lease term shall be sixty-six (66) months following the Commencement Date (the “Term”), subject to the terms of Section 2.3 below. Lessee shall have one (1) option to extend the Term for five (5) years per option, pursuant to Rider No. One attached hereto.

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(j) Commencement Date: November 1, 2020. Lessee shall have early access to the Premises, at no charge, from the Early Delivery Date, subject to Lessee complying with all terms, conditions, covenants, rules and regulations of the Lease (other than payment of Rent) as of the date Lessee first occupies the Premises, including, but not limited to, the Article 14 insurance requirements and the Section 14.1 and Section 35.15(e) indemnity protections.

(k) Base Rental: Lessee shall not be charged any Base Rental from the Early Delivery Date, through the day preceding the Commencement Date. Subject to Section 3.3 below, commencing on the Commencement Date and continuing through the expiration of the Term, Lessee’s Base Rental shall be as follows:

Period	Monthly Base Rental	Monthly Base Rental per RSF
November 1, 2020 - October 31, 2021	$272,433.75	$3.75
November 1, 2021 - October 31, 2022	$280,606.76	$3.86
November 1, 2022 - October 31, 2023	$289,024.97	$3.98
November 1, 2023 - October 31, 2024	$297,695.71	$4.10
November 1, 2024 - October 31, 2025	$306,626.59	$4.22
November 1, 2025 - April 30, 2026	$315,825.38	$4.35

(l) Letter of Credit: Lessee shall provide Lessor with a letter of credit in the sum of $1,250,000.00, in accordance with Section 5 of the Lease.

(m) Base Year: Calendar year 2021 for all “Operating Expenses” (as defined in Section 4.3 below) other than “Taxes” (as defined in Section 4.3(m) below), and calendar year 2020 for Taxes.

(n) Use: General office use and ancillary use as an automobile design studio. Subject to Article 6.

(o) Parking Privileges: Lessee shall have the obligation to lease all of the parking spaces on the surface parking areas on the Property (the “Parking Areas”) at the locations within the Parking Areas shown on the On-Site Parking Plan that is attached to this Lease as Exhibit “G”, consisting of 202 parking spaces (“Parking Spaces”). “Monthly Parking Charge” for the Parking Spaces is set forth on Exhibit “H” attached hereto. Lessee shall not be required to pay the Monthly Parking Charge for the first twelve (12) months of the Term (the “Parking Charge Abatement”).

(p) Common Area: means the following exterior areas of the Building (i) the Parking Areas, and (ii) any driveways, walkways, landscaped and hardscaped areas.

(q) Lessor’s Construction Allowance: $3.00 per rentable square foot of the Premises, subject to the provisions of the Construction Work Letter.

(r) Normal Hours: Monday through Friday, from 8:00 a.m. to 6:00 p.m., Saturday, from 9:00 a.m. to 1:00 p.m., excepting the following state and/or federal holidays: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Lessee shall have access to the Premises twenty-four (24) hours per day, seven (7) days a week.

(s) Guarantors: None.

Section 1.2 General Conditions.

(a) Unless this Lease provides for a contrary standard, whenever in this Lease the consent or approval of the Lessor or Lessee is required, such consent or approval shall not be unreasonably withheld, conditioned or delayed (except, however, with respect to any Lessor consent, for matters which are reasonably likely to have an adverse effect on the Building’s plumbing, heating, mechanical, life safety, ventilation, air conditioning or electrical systems, which are reasonably likely to adversely affect the structural integrity of the Building, or which are reasonably

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likely to adversely affect the exterior appearance of the Building, Lessor may withhold such consent or approval in its sole discretion but shall act in good faith; provided, however, Lessor’s consent with respect to any of the Contemplated Leasehold Improvements shall not be unreasonably withheld, conditioned or delayed). Lessee shall be entitled to rely upon any consent or approval delivered by either tenant in common constituting Lessor, and such other tenant in common shall not have any right to contest or rescind any such consent or approval received by Lessee; and

(b) Unless a contrary standard or right is set forth in this Lease, whenever the Lessor or Lessee is granted a right to take action, exercise discretion, or make an allocation, judgment or other determination, Lessor or Lessee shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated tenant and a sophisticated landlord concerning the benefits to be enjoyed under this Lease.

Section 1.3 Lease of Premises. Lessor leases to Lessee, and Lessee leases from Lessor, the Premises.

ARTICLE 2 – EFFECTIVE DATE; COMMENCEMENT DATE; TERM CONVERSION

Section 2.1 Effective Date. This Lease will become effective (the “Effective Date”) upon the execution and delivery of the Lease by Lessee and Lessor. All of the terms, conditions, covenants, rules and regulations of the Lease (other than the payment of Rent) shall apply as of the Effective Date.

Section 2.2 Commencement Date. The Term of this Lease and the Rent shall commence on the Commencement Date determined pursuant to Section 1.1(j), subject to the terms of Section 3.3 below.

Section 2.3 Term Conversion. If the “Spartan Merger” (as defined in Rider No. Two attached hereto and incorporated by this reference) does not occur by December 31, 2020, then the terms of this Lease shall be modified as set forth on Rider No. Two. In addition, if Lessee desires to perform any construction in the Premises prior to the first to occur of the Spartan Merger or “Qualified Subsequent Merger” (as defined in Rider No. Two), then as a condition to Lessor’s approval of any such construction, Lessee shall provide to Lessor reasonable evidence that the cost of construction to be performed by Lessee does not exceed ten percent (10%) of Lessee’s then available cash, which evidence shall include applicable bank statements and construction budgets and contracts.

ARTICLE 3 – RENT

Section 3.1 Payment of Base Rental. Lessee shall pay the Base Rental, in advance, without prior notice, demand or billing statement, on or before the first day of each calendar month during the entire Term. Concurrently with Lessee’s execution of this Lease and the submission thereof for Lessor’s execution, Lessee shall deliver to Lessor the Base Rental payable hereunder for one full calendar month of the Term as set forth in Section 1.1(k), reflecting the fifty percent (50%) of Base Rental that is owed for November 2020 and December 2020 (i.e., the first and second months of the Term).

Section 3.2 Governmental Assessments. In addition to the Base Rental, Lessee shall pay, prior to delinquency, all personal property taxes, charges, rates, duties and license fees (collectively, “Assessments”) assessed against or levied upon Lessee’s occupancy of the Premises, or upon any Lessee Improvements, trade fixtures, furnishings, equipment or other personal property contained in the Premises (collectively, “Personal Property”). Lessee shall cause such Assessments upon Personal Property to be billed separately from the property of Lessor. Lessee hereby agrees to indemnify, defend and hold Lessor harmless from and against the payment of all such Assessments.

Section 3.3 Base Rental Abatement. Provided that Lessee is not then in default under this Lease (beyond any applicable notice and cure period), Lessee shall be entitled to an abatement of fifty percent (50%) of the Base Rental due under this Lease for the period of November 1, 2020 through October 31, 2021 (i.e., the first twelve (12) months of the Term) (the “Abated Base Rent”). Lessee acknowledges that the foregoing Base Rental abatement right has been granted to Lessee as additional consideration for entering into this Lease and for agreeing to pay the Rent and perform the other terms and conditions required under this Lease. Accordingly, if Lessee shall be in default under this Lease and shall fail to cure such default within the time, if any, permitted for cure under this Lease, then Lessee’s rights to further abatement of Base Rental provided herein shall automatically terminate until such time as the default has been cured.

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Section 3.4 Special Charges for Special Services. Lessee agrees to pay to Lessor, within ten (10) business days following written demand, all charges, including labor costs, for any services, goods and/or materials, which shall include Lessor’s administrative cost surcharge thereon not to exceed five percent (5%), furnished by Lessor at Lessee’s request which are not otherwise required to be furnished by Lessor under this Lease without separate charge or reimbursement.

Section 3.5 Definition of Rent. Any and all payments of Base Rental (including any and all increases thereof) and any and all taxes, fees, charges, costs, expenses, insurance obligations, late charges, interest, and all other payments, disbursements or reimbursements which are attributable to, payable by or the responsibility of Lessee under this Lease (herein collectively referred to as the “Additional Rent”), constitute “rent” within the meaning of California Civil Code Section 1951(a). Base Rental and Additional Rent are herein collectively referred to as “Rent.” Any Rent payable to Lessor by Lessee for any fractional month shall be prorated based on a three hundred sixty-five (365) day year. All payments owed by Lessee under this Lease shall be paid to Lessor in lawful money of the United States of America at the Lessor’s Address for Payment of Rent set forth in Section 34.1 or such other address as Lessor notifies Lessee in writing from time to time. All payments shall be paid without deduction, setoff or counterclaim.

Section 3.6 Late Charge. Lessee acknowledges that the late payment of Rent will cause Lessor to incur damages, including administrative costs, loss of use of the overdue funds and other costs, the exact amount of which would be impractical and extremely difficult to ascertain. Lessor and Lessee agree that if Lessor does not receive a payment of Rent within five (5) business days after the date that such payment is due, Lessee shall pay to Lessor a late charge (“Late Charge”) equal to five percent (5%) of the delinquent amount, or the sum of twenty-five dollars ($25.00), whichever is greater, as liquidated damages for the damages which Lessor is likely to incur for the thirty (30) day period following the due date of such payment. Further, all portions of Rent not paid within thirty (30) days following its due date and all Late Charges associated therewith shall bear interest at the Interest Rate (as defined below) beginning on the thirty-first (31st) day following the due date of such Rent and continuing until such Rent, Late Charges and interest are paid in full. Notwithstanding the foregoing, no Late Charge shall be assessed by Lessor against the first delinquent payment of Rent during the Term as long as Lessee makes payment of Rent within five (5) business days after receipt of written notice from Lessor that such payment was not made when due. Acceptance of the Late Charge, and/or interest by Lessor shall not cure or waive Lessee’s default, nor prevent Lessor from exercising, before or after such acceptance, any and all of the rights and remedies for a default provided by this Lease or at law or in equity. Payment of the Late Charge is not an alternative means of performance of Lessee’s obligation to pay Rent at the times specified in this Lease. Lessee shall pay Lessor a fee of $30.00 for each check that Lessor shall receive from Lessee that is not honored by the bank upon which it is drawn. Furthermore, if two (2) checks given to Lessor by Lessee within any twelve (12) months period shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all subsequent payments made by Lessee to Lessor over the next twelve (12) months to be by certified check, cashier’s check, money order, or wire transfer. The term “Interest Rate” shall mean the lower of (a) the maximum interest rate permitted by law, or (b) twelve percent (12%) per annum. Whenever interest is required to be paid under this Lease, the interest shall be calculated from the date the payment was due (unless a late charge is assessed by Lessor, in which case the interest shall be calculated from the thirty-first (31st) day following the date the payment was due) or should have been due if correctly assessed or estimated (or any overcharge paid), until the date payment is made or the refund is paid or is credited against Rent next due. However, there shall not be any credit against Rent unless expressly allowed by the terms of this Lease.

Section 3.7 Disputes as to Payments of Rent. Lessee agrees to pay the Rent required under this Lease within the time limits set forth in this Lease. If Lessee receives from Lessor an invoice or statement, which invoice or statement is sent by Lessor in good faith in accordance with the terms hereof, and Lessee in good faith disputes whether all or any part of such Rent is due and owing, Lessee shall nevertheless pay to Lessor the amount of the Rent indicated on the invoice or statement until Lessee receives a final judgment from a court of competent jurisdiction (or when arbitration is permitted or required, receives a final award from an arbitrator) relieving or mitigating Lessee’s obligation to pay such Rent. In such instance where Lessee disputes its obligations to pay all or part of the Rent indicated on such invoice or statement, Lessee shall, concurrently with the payment of such Rent, provide Lessor with a letter or notice entitled “Payment Under Protest,” specifying in detail why Lessee is not required to pay all or part of such Rent. Lessee will be deemed to have waived its right to contest any past payment of Rent unless it has filed a

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lawsuit against Lessor (or when arbitration is permitted or required, filed for arbitration and has served Lessor with notice of such filing), and has served a summons on Lessor, within one (1) year of such payment. Until an Event of Default by Lessee occurs beyond any applicable notice and cure period, Lessor shall continue to provide the services and utilities required by this Lease.

ARTICLE 4 – OPERATING EXPENSE ADJUSTMENTS

Section 4.1 Operating Expense Adjustments. Lessee shall pay to Lessor, in addition to the Base Rental due pursuant to Section 3.1, an Operating Expense Adjustment during each successive calendar year of the Term after the applicable Base Year, in the manner and at the times herein provided. Subject to the terms of this Lease, such payments shall become due and owing when (i) the Pro Rata Share of the aggregate annual Operating Expenses for any subsequent year of the Term exceeds the Pro Rata Share of the aggregate annual Operating Expenses for the Base Year for Operating Expenses set forth in Section 1.1(m) above, and (ii) the Pro Rata Share of the aggregate annual Taxes for any subsequent year of the Term exceeds the Pro Rata Share of the aggregate annual Taxes for the Base Year for Taxes set forth in Section 1.1(m) above (collectively, the “Excess Operating Expenses”). Should the Termination Date be other than the last day of a subsequent year of the Term, Operating Expense Adjustment for such year shall be prorated. This Article shall survive the termination of this Lease for a period of one (1) year.

Section 4.2 Procedure for Payment of Operating Expense Adjustments. Lessee shall pay any Excess Operating Expenses, as follows:

(a) Commencing on the Commencement Date, Lessor may, from time to time, but not more than once annually, by ten (10) business days written notice to Lessee, reasonably estimate in advance the amounts Lessee shall owe on a monthly basis for Excess Operating Expenses for any full or partial calendar year of the Term. In such event, Lessee shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Lessee’s payment of Base Rental;

(b) Within one hundred fifty (150) days after the end of each calendar year, Lessor shall provide a statement (the “Statement”) to Lessee showing: (i) the amount of actual Operating Expenses for such calendar year, (ii) any amount paid by Lessee toward Excess Operating Expenses during such calendar year on an estimated basis, and (iii) any revised estimate of Lessee’s obligations for Excess Operating Expenses for the current calendar year;

(c) If the Statement shows that Lessee’s estimated payments were less than Lessee’s actual obligations for Excess Operating Expenses for such year, Lessee shall pay the difference, whether or not the Term has expired or terminated. If the Statement shows an increase in Lessee’s estimated payments for the current calendar year, Lessee shall pay the difference between the new and former estimates, for the period from January 1 of the current calendar year through the month in which the Statement is sent. Lessee shall make such payments within thirty (30) days after Lessor sends the Statement;

(d) If the Statement shows that Lessee’s estimated payments exceeded Lessee’s actual obligations for Excess Operating Expenses, Lessee shall receive a credit of such difference against payments by Lessee next due. If the Term shall have expired and no further payments of Excess Operating Expenses by Lessee shall be due, Lessee shall receive a refund of such difference within thirty (30) days after Lessor sends the Statement;

(e) So long as Lessee’s obligations hereunder are not materially adversely affected, Lessor reserves the right to reasonably change, from time to time, the manner or timing of the foregoing payments. No delay by Lessor in providing the Statement (or separate Statements) shall be deemed a default by Lessor or a waiver of Lessor’s right to require payment of Lessee’s obligations for actual or estimated Excess Operating Expenses; and

(f) If the Term commences other than on January 1, or ends other than on December 31, Lessee’s obligations to pay estimated and actual amounts toward Excess Operating Expenses for such first or final calendar years shall be prorated to reflect the portion of such years included in the Term. Such proration shall be made by multiplying the total estimated or actual (as the case may be) Excess Operating Expenses for such calendar years by a fraction, the numerator of which shall be the number of days of the Term during such calendar year, and

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the denominator of which shall be 365. Lessee shall not be responsible for any Excess Operating Expenses which are first billed to Tenant more than two (2) calendar years after the earlier of the end of the calendar year to which such Excess Operating Expenses relate, provided that such cutoff shall not apply to Excess Operating Expenses levied by any governmental authority.

Section 4.3 Certain Defined Terms. “Lessee’s Pro Rata Share” means the ratio set forth in Section 1.1(h). “Operating Expenses” are defined to be the sum of all costs, expenses, and disbursements, of every kind and nature whatsoever, and the Taxes, incurred by Lessor in connection with the ownership, management, use, maintenance, operation, administration and repair of all or any portion of the Building and all areas appurtenant thereto which provide access to or otherwise benefit the Building, including, but not limited to, the following:

(a) All utility costs not otherwise charged (under this Lease) directly to or paid directly by Lessee or any other tenant of the Property;

(b) All wages and benefits and costs of employees or independent contractors or employees of independent contractors engaged in the operation, supervision, maintenance and security of the Building;

(c) All expenses for maintenance, security and safety services;

(d) Except as provided below and only to the extent allowed under subsection (i), all repairs to, replacements of, and physical maintenance of the Building, including the cost of all supplies, uniforms, equipment, tools and materials;

(e) All license, permit and inspection fees required in connection with the operation of the Building;

(f) All reasonable auditor’s or accounting fees and costs incurred in connection with the operation, maintenance, repair and replacement of the Building;

(g) All reasonable legal fees and costs incurred in connection with the operation, maintenance, repair and replacement of the Building;

(h) All reasonable fees for management services provided by a management company and/or by Lessor and/or an agent of Lessor (subject to subsection “21” below);

(i) Capital improvements or replacements: (A) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Building, or any portion thereof, to the extent of the reasonably anticipated cost savings, or (B) which are made to the Building, or any portion thereof, after the Commencement Date that are required under any governmental law or regulation that was not applicable to the Building at the time of the Commencement Date, or (C) which are for the replacement of any component of the Building HVAC system, electrical system serving the Building, the roof of the Building, or any elevators serving the Building and such replacement is necessary to prevent damage to or ensure safety or continued operation of the Building or applicable Building systems; provided, however, that each such permitted capital expenditure shall be amortized (including interest on the unamortized cost not to exceed 7% annually) over its useful life as reasonably determined;

(j) Intentionally deleted;

(k) All insurance premiums and other charges (including, without limitation, unreimbursed reasonable deductible amounts) incurred by Lessor with respect to the insuring of the Building including, without limitation, the following to the extent carried by the Lessor: (i) fire and extended coverage insurance, windstorm, hail and explosion; (ii) riot attending a strike, civil commotion, aircraft, vehicle and smoke insurance; (iii) public liability, bodily injury and property damage insurance; (iv) elevator insurance; (v) workers’ compensation insurance for the employees specified in Section 4.3(b) above; (vi) boiler and machinery insurance, sprinkler leakage, water damage, property, burglary, fidelity and pilferage insurance on equipment and materials; (vii) loss of rent, rent abatement, rent continuation, business interruption insurance, and similar types of insurance; (viii) earthquake insurance; and (ix) such other insurance as is customarily carried by operators of other comparable first-class office buildings in Southern California;

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(l) Such other usual costs and expenses incurred by Lessor and which are paid by other landlords for the purpose of providing for the on-site operation, supervision, management, security, servicing, maintenance, repair and replacement of comparable first-class single-tenant office buildings in Southern California;

(m) All actual ad valorem real property taxes, other taxes, assessments, levies, charges, water and sewer charges, rapid transit and other similar or comparable governmental charges (collectively, “Taxes”) levied or assessed on, imposed upon or attributable to the calendar year in question (i) to the Building, and/or (ii) to the operation of the Building, including, but not limited to, Taxes against the Building, personal property taxes or assessments levied or assessed against the Building, plus any tax measured by gross rentals received from the Building, together with any costs incurred by Lessor, including reasonable attorneys’ fees, in contesting any such Taxes but excluding any net income, franchise, capital stock, estate, transfer, or inheritance taxes imposed by the State of California or the United States or by their respective agencies, branches or departments provided that, if at any time during that Term there shall be levied, assessed or imposed on Lessor or the Building by any governmental entity, any general or special, ad valorem or specific excised capital levy or other taxes on the payments received by Lessor under this Lease or other leases affecting the Building and/or any license fee, excise or franchise taxes measured by or based, in whole or in part, upon such payments, and/or transfer, transaction, or taxes based directly or indirectly upon the transaction represented by this Lease or other leases affecting the Building, and/or any occupancy, use, per capita or other taxes, based directly or indirectly upon the use or occupancy of the Premises or the Building, then all such taxes shall be deemed to be included within the definition of the term Taxes;

Notwithstanding the above, the amount of Taxes for the Base Year and each Adjustment Year shall be calculated exclusive of any reduction achieved under Revenue and Taxation Code section 51 (Proposition 8 reduction).

(n) All reasonable costs associated with those improvements, systems, signage, equipment, and installations that are designed by Lessor to serve or benefit the Building by facilitating the flow of traffic into or out of the Building and/or the Parking Areas, whether or not located within the Building and/or the Parking Areas.

(o) Intentionally Deleted.

(p) In the event that after the Base Year Lessor stops providing a material category of cost, service or utility to Lessee pursuant to this Lease (e.g., Lessor stops carrying earthquake insurance) , the cost of which was included in the calculation of Operating Expenses during the Base Year, then for purposes of calculating Excess Operating Expenses for the calendar year in which such material category of cost, service or utility is no longer provided by Lessor, the amount that previously was included in the Operating Expenses for the Base Year for such material category of cost, service or utility shall be excluded from the Base Year Operating Expenses. In the event that after the Base Year Lessor provides a new material category of cost, service or utility to Lessee pursuant to this Lease (e.g., Lessor commencing carrying earthquake insurance) during any calendar year of the Term of this Lease, the cost of which was not included in the calculation of Operating Expenses during the Base Year, then for purposes of calculating Excess Operating Expenses, the amount that was incurred in the first full calendar year in which such new material category of cost, service or utility is provided and directly paid for by Lessor shall be included in the Base Year Operating Expenses.

Notwithstanding the foregoing, Operating Expenses shall not include the following expenses:

(1) wages, salaries or fringe benefits paid to any employees above the grade of building manager, or where employees devote time to properties other than the Building, the portion properly allocated to such other properties;

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(2) leasehold improvements, alterations and decorations (including soft costs) which are made in connection with the preparation of any portion of the Building for occupancy by Lessee, a new tenant, or which improvements, alterations and decorations are not generally beneficial to all tenants of the Building;

(3) services performed for any tenant (other than Lessee) of the Building, whether at the expense of Lessor or such tenant, to the extent that such services are in excess of the services which Lessor is required to furnish under this Lease;

(4) costs incurred in connection with the making of repairs or replacements which are the obligation of another tenant or occupant of the Building;

(5) advertising, marketing, promotional, public relations or brokerage fees, commissions or expenditures;

(6) financing and refinancing costs in respect of any mortgage or security interest placed upon the Building or any portion thereof, including payments of principal, interest, finance or other charges, and any points and commissions in connection therewith;

(7) interest or penalties for any late or failed payments by Lessor unless resulting from Lessee’s failure to pay when and as due Lessee’s share of Operating Expenses;

(8) rent or other charges payable under any ground or underlying lease;

(9) costs of electrical or other utilities services furnished directly to any premises of other tenants of the Building if such service is separately metered for the Premises and such costs are separately charged to such other tenants;

(10) costs incurred in connection with Lessor’s preparation, negotiation, dispute resolution and /or enforcement of leases, including court costs and attorneys’ fees and disbursements (as well the cost of any judgment, settlement, or arbitration award) in connection with disputes with prospective tenants, employees, consultants, management agents, leasing agents, purchasers or mortgagees;

(11) costs incurred in connection with any additions to or expansions of the Building;

(12) costs of repairs, restoration or replacements occasioned by fire or other casualty or caused by the exercise of the right of eminent domain, whether or not insurance proceeds or condemnation award proceeds are recovered or adequate for such purposes;

(13) expenditures for capital improvements or replacements except as allowed under subsection (i) of this Section 4.3;

(14) the cost of performing, correcting defects in, or inadequacies of, the Lessor’s work or of otherwise correcting defects (including latent defects) in the Building or existing leasehold improvements;

(15) the cost in connection with making improvements, alterations and additions to the Building, Building elevators, and Building restrooms which are required in order to render the same in compliance with existing laws, rules, orders regulations and/or directives including the ADA;

(16) the cost of environmental monitoring, compliance, testing and remediation performed in, on, about and around the Building;

(17) any costs in the nature of fees, fines or penalties arising out of Lessor’s breach of any obligation (contractual or at law and including, without limitation, costs, fines, interest, penalties and costs of litigation incurred as a result of late payment of Taxes and /or utility bills), including reasonable attorney’s fees related hereto;

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(18) any costs, charges or expenses in the nature of licenses, permits or inspection fees that are not part of routine maintenance or result from the act, omission or negligence of Lessor or another tenant;

(19) depreciation;

(20) amounts paid to subsidiaries or affiliates of Lessor for services rendered to the Building to the extent such amounts exceed the costs for delivery of such services provided by third party non-affiliated managers in comparable buildings in El Segundo and Manhattan Beach;

(21) management fees to the extent in excess of three percent (3%) of actual gross rentals of the Building per annum;

(22) sculpture, paintings and other works of art; and

(23) rentals and other related expenses incurred in leasing HVAC systems, elevators or other equipment ordinarily considered to be capital expenditures, except for: (A) expenses in connection with making repairs on or keeping Building Systems in operation while repairs are being made and (B) costs of equipment not affixed to the Building which are used in providing janitorial or similar services;

(24) tax penalties incurred as a result of Lessor’s negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due;

(25) costs arising from the negligence or fault of other tenants or Lessor;

(26) costs arising from Lessor’s charitable or political contributions;

(27) cost to the extent Lessor is reimbursed therefor out of insurance proceeds or otherwise (other than by means of operating expense reimbursement provisions contained in the leases of other tenants);

(28) expenses that Lessor incurs in purchasing or selling the Property (or any portion thereof);

(29) charges for the general overhead costs that Lessor incurs in managing, operating, maintaining, or staffing its offices that are not located at the Building;

(30) costs incurred in operating any sign or other similar device designed principally for advertising or promotion of any third party;

(31) costs incurred by Lessor which result from Lessor’s breach of this Lease, including any costs that Lessor incurs to correct a representation made by Lessor in this Lease;

(32) fines or penalties that are assessed against Lessor by virtue of violations at the Building of applicable Laws;

(33) costs that are duplicative of any other cost that is included in Operating Expenses; or

(34) costs incurred in connection with the acquisition or sale of air rights, transferable development rights, easements or other real property interests.

If the Building does not have at least ninety-five percent (95%) of the usable area of the Building occupied during the entirety of any calendar year during the Term, then the Operating Expenses for such calendar year period shall be deemed to be equal to the total of (x) the Operating Expenses, that vary in amounts based upon the occupancy level of the building, including, but not limited to, maintenance, utilities and property management, which would have been incurred by Lessor if ninety-five percent (95%) of the usable area of the Building had been occupied for the entirety of such calendar year (y) the actual Taxes as defined in Section 4.3(m) and (z) all other Operating Expenses incurred in such calendar year. The annual amortization of costs as required above shall be reasonably determined by Lessor. Operating Expenses shall be computed according to the cash or accrual basis of accounting, as Lessor may elect in accordance with generally accepted accounting principles employed by Lessor consistently applied.

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Section 4.4 Review of Operating Expenses. So long as no Event of Default (as defined in Article 17) has occurred, which remains uncured, Lessee shall have the right, at Lessee’s own expenses, for a period of one (1) year following receipt of each Statement, and after paying Lessor in full the amount indicated due and owing on said Statement, to inspect, at Lessor’s office during normal business hours, Lessor’s books and records directly related to the Operating Expenses for the calendar year period in question and the Base Year (the “Inspection”). Lessee shall choose an independent firm or certified public accountant of national standing with commercial real estate experience (not being compensated on a contingency fee basis) to conduct the Inspection. Lessee’s Inspection shall be completed within twenty (20) business days after commencement thereof. Lessee agrees that any records reviewed or information obtained as part of the Inspection shall constitute confidential information of Lessor, which shall not be disclosed to anyone other than the accountants performing the Inspection and the principals and advisors of Lessee receiving said information. Lessee shall use commercially reasonable efforts to cause the firm or accountant chosen by Lessee to conduct the Inspection to sign a confidentiality agreement to provide all records reviewed or information obtained remain at all times confidential information of the Lessor. Lessee shall pay Lessor, within fifteen (15) business days after receipt of written demand and as Additional Rent, Lessor’s actual out-of-pocket costs for (i) the photocopying of documents requested by Lessee, and (ii) any other reasonable expense of Lessor incidental to Lessee’s Inspection. A copy of the results of Lessee’s Inspection shall be delivered to Lessor within thirty (30) days after Lessee’s completion of the Inspection. Lessee shall be entitled to no more than one (1) Inspection per calendar year. If Lessee shall not have availed itself of such Inspection, Lessee shall be deemed to have accepted as final and determinative the amounts shown on the Statement. If Lessee shall have availed itself of its right to inspect the books and records, and then disputes the accuracy of the information set forth in Lessor’s books and records with respect to the Statement, Lessee shall no later than one (1) year after receipt of the Statement (or its right to contest such charges shall be deemed waived) institute arbitration proceedings against Lessor in an arbitration proceeding governed by the rules of the American Arbitration Association to collect and recover any overpayments made by Lessee, and Lessee shall, within ten (10) business days of having instituted such arbitration proceeding, serve Lessor with a copy of the complaint filed in such proceeding. Lessee shall be precluded from contesting Operating Expenses and Lessor’s computations of the amounts payable by Lessor or Lessee pursuant to this Article 4 unless an arbitration complaint is filed and served within the aforesaid periods of time.

If Lessee institutes such arbitration proceedings, then the arbitrator shall have the power to, and shall inquire into and determine, not only whether or not Lessee was overcharged for any Excess Operating Expenses, but whether or not Lessee was undercharged for such Excess Operating Expenses. At the conclusion of the arbitration, the arbitrator shall issue a ruling as to what the Excess Operating Expenses should have been had Lessor strictly complied with the provisions of this Lease. If Lessor overcharged Lessee for Excess Operating Expenses, the amount of the overcharge shall be returned to Lessee within thirty (30) days following the conclusion of the arbitration. If the arbitrator determines that Lessee was undercharged for Excess Operating Expenses, Lessee shall pay the amount of such undercharge to Lessor within thirty (30) days following the issuance of the arbitration ruling.

Should the arbitrator find errors in excess of four percent (4%) of the Statement, then Lessor shall be responsible for all reasonable fees and costs incurred by Lessee with respect to the arbitration proceeding.

Section 4.5 Method of Allocation of Expenses. The parties acknowledge that the Building is a part of a multi-building Property and that some of the Operating Expenses incurred in connection with the Property (including security services, landscaping services, and repair/maintenance/engineering services) should be shared on a reasonable and logical basis between the Building and the other Buildings in the Property. Accordingly, with respect to Property-wide Operating Expenses, Lessor shall determine the method of allocation to the Building using a reasonable method of allocation determined in good faith by Lessor.

Section 4.6 Lessee’s Payment of Certain Taxes. Notwithstanding anything to the contrary contained in this Lease, in the event that, at any time during the initial Term, any direct or indirect sale or change in ownership of the Building or Landlord is consummated, and as a result thereof, and to the extent that in connection therewith, the Building is reassessed (the “Reassessment”) for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13, then the terms of this Section 4.6 shall apply to such Reassessment of the Building.

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(a) The Tax Increase. For purposes of this Section 4.6, the term “Tax Increase” shall mean that portion of the Taxes, as calculated immediately following the Reassessment, to the extent attributable to the Reassessment. Accordingly, the term Tax Increase shall not include any portion of the Taxes, as calculated immediately following the Reassessment, which (i) is attributable to the initial assessment of the value of the Building, or the construction of improvements in the Building by Lessor or Lessee pursuant to this Lease; (ii) is attributable to assessments which were pending immediately prior to the Reassessment which assessments were conducted during, and included in, such Reassessment, or which assessments were otherwise rendered unnecessary following the Reassessment; or (iii) is attributable to the annual inflationary increase of real estate taxes currently permitted under Proposition 13, but not in excess of two percent (2.0%) per annum (unless California law is amended to provide for greater increase, in which event such greater increase shall apply).

(b) Protection. During the initial Term (the “Protection Period”), Lessee shall not be obligated to pay a portion of the Tax Increase relating to a Reassessment of the Building occurring during the initial Term.

ARTICLE 5 – LETTER OF CREDIT

Concurrently with Lessee’s execution of this Lease, Lessee shall deliver to Lessor, as security for the performance by Lessee of all of its obligations under this Lease and for all losses and damages Lessor may suffer and for which Lessee is liable under the Lease (or which Lessor reasonably estimates that it may suffer and for which Lessee is liable under the Lease) as a result of any breach or default by Lessee under this Lease that is not cured after expiration of all applicable notice and cure periods, an irrevocable standby letter of credit (the “Letter of Credit”), in the form reasonably acceptable to Lessor and containing the terms required herein, payable in the City of Los Angeles, California, running in favor of Lessor and issued by a solvent, nationally recognized bank with a long term rating of A- or better by Standard & Poor’s and with total assets of Fifteen Billion Dollars ($15,000,000,000.00) or more, under the supervision of the Superintendent of Banks of the State of California, or a national banking association, in the amount set forth in Section 1.1(l) above as such amount may be reduced in accordance herewith (the “Letter of Credit Amount”). The Letter of Credit shall (i) be “callable” at sight and irrevocable (ii) be maintained in effect, whether through renewal, extension, or replacement for the period from the Lease Commencement Date and continuing until the date that is thirty (30) days after the expiration of the Term (the “LC Expiration Date”), (iii) assignable by Lessor to its successors and assigns who acquire the Building and assume the Lease or to Lessor’s lender who enter into a subordination and nondisturbance agreement with Lessee, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. In addition to the foregoing, the form and terms of the Letter of Credit (and the bank issuing the same (the “Bank”)) shall be acceptable to Lessor, in Lessor’s reasonable discretion, provided that Lessor hereby approves JP Morgan Chase as the Bank. Lessor shall have the right to draw down an amount up to the face amount of the Letter of Credit if any of the following shall have occurred or be applicable: (A) such amount is due to Lessor under the terms and conditions of this Lease as a result of an Event of Default by Lessee that has not been cured after notice and expiration of any applicable cure period, or (B) Lessee has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Lessee under the Bankruptcy Code, or (D) the Bank has notified Lessor that the Letter of Credit will not be renewed or extended through the LC Expiration Date. The Letter of Credit will be honored by the Bank regardless of whether Lessee disputes Lessor’s right to draw upon the Letter of Credit.

In connection with any permitted transfer or assignment of the Letter of Credit by Lessor, Lessee shall, at Lessee’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Lessee shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

If, as a result of any drawing by Lessor on the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Lessee shall, within five (5) business days thereafter, provide Lessor with additional letter(s) of credit or an amendment to the letter of credit in an amount equal to the deficiency, and any such additional letter(s) of credit or amendment shall comply with all of the provisions of this Section 5, and if Lessee fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 5 above, the same shall constitute a default by Lessee under this Lease (without the need for any additional notice and/or cure period). Lessee further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that

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neither Lessor nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the LC Expiration Date, Lessor will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Lessor, as applicable, not later than thirty (30) days prior to the expiration of the Letter of Credit), which shall be irrevocable and automatically renewable as above provided through the LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Lessor in its reasonable discretion. However, if the Letter of Credit is not timely renewed, or if Lessee fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Section 5, Lessor shall have the right to present the Letter of Credit to the Bank in accordance with the terms of this Section 5, and the proceeds of the Letter of Credit may be applied by Lessor against any Rent payable by Lessee under this Lease that is not paid when due and/or to pay for all losses and damages that Lessor has suffered or that Lessor reasonably estimates that it will suffer as a result of any breach or default by Lessee under this Lease and for which Lessee is liable under this Lease. Any unused proceeds shall need not be segregated from Lessor’s other assets. Lessor agrees to pay to Lessee, within fifteen (15) business days after the LC Expiration Date, the amount of any proceeds of the Letter of Credit received by Lessor and not applied against any Rent payable by Lessee under this Lease that was not paid when due or used to pay for any actual losses and/or damages suffered by Lessor (or reasonably estimated by Lessor that it will suffer) and for which lessee is liable under this Lease as a result of any breach or default by Lessee under this Lease; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Lessee, or an involuntary petition is filed against Lessee by any of Lessee’s creditors, under the Bankruptcy Code, then Lessor shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

Lessee hereby acknowledges and agrees that Lessor is entering into this Lease in material reliance upon the ability of Lessor to draw upon the Letter of Credit upon the occurrence of any breach or default on the part of Lessee under this Lease. If Lessee shall fail to perform any of its obligations hereunder (including without limitation timely payment of Rent), Lessor may, but without obligation to do so, upon prior written notice to Lessee and expiration of all applicable cure periods, draw upon the Letter of Credit, in part or in whole, to cure any such failure of Lessee and/or to compensate Lessor for any and all damages of any kind or nature reasonably sustained or which Lessor reasonably estimates that it will sustain resulting from the same, including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code for which Lessee is liable under this Lease. The use, application or retention of the Letter of Credit, or any portion thereof, by Lessor shall not prevent Lessor from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Lessor shall not first be required to proceed against the Letter of Credit, and shall not operate as a limitation on any recovery to which Lessor may otherwise be entitled. Lessee agrees not to interfere in any way with payment to Lessor of the proceeds of the Letter of Credit, either prior to or following a “draw” by Lessor of any portion of the Letter of Credit, regardless of whether any dispute exists between Lessee and Lessor as to Lessor’s right to draw upon the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner in accordance with the terms of the Letter of Credit. Lessee agrees and acknowledges that (i) the Letter of Credit constitutes a separate and independent contract between Lessor and the Bank, (ii) Lessee is not a third party beneficiary of such contract, (iii) Lessee has no property interest whatsoever in the Letter of Credit, and (iv) in the event Lessee becomes a debtor under any chapter of the Bankruptcy Code, neither Lessee, any trustee, nor Lessee’s bankruptcy estate shall have any right to restrict or limit Lessor’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

Lessor and Lessee acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The Parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either Party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

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The amount of the Letter of Credit shall be reduced by $250,000.00 on each anniversary of the Commencement Date (each, a “Reduction Date”), provided that in no event shall the Letter of Credit be reduced below $315,825.38. Notwithstanding anything to the contrary in this Section 5, the amount of the Letter of Credit shall only decrease as set forth above if, as of the applicable Reduction Date, Lessee is not in default under this Lease and Lessor has not delivered a notice of default under this Lease that is uncured by Lessee. In the event Lessee does not satisfy the foregoing condition as of a particular Reduction Date (the “Letter of Credit Reduction Condition”), the Letter of Credit shall not be reduced as of such Reduction Date but if Lessee thereafter satisfies the LC Reduction Condition, the Letter of Credit shall be decreased upon such satisfaction of the LC Reduction Condition. Not more than thirty (30) days prior to each of the applicable reduction dates, Lessee shall deliver Lessor a notice (the “Reduction Request”) requesting that Lessor provide the Bank issuing the Letter of Credit a notice as required to cause the applicable reduction is to occur on the reduction date (the “Reduction Certification”). Within five (5) business days after Lessor’s receipt of the Reduction Request, and provided that Lessee meets the Letter of Credit Reduction Condition, Lessor shall deliver the Reduction Certification to the Bank in the form required by the terms of the Letter of Credit. If Lessor fails to deliver the Reduction Certification when required hereunder, Lessee shall have the right to offset such amount against Rent due under this Lease.

ARTICLE 6 – USE

Section 6.1 Restriction on Use. Except to the extent otherwise approved by Lessor, Lessee shall not do or permit to be done in or about the Property, nor bring, keep or permit to be brought or kept therein, anything which is prohibited by the attached Exhibit “E” and Exhibit “F” or by any standard form fire insurance policy or which will in any way increase the existing rate of, or affect, any fire or other insurance upon the Building or its contents. Lessee shall place no equipment in the Premises, nor construct any improvements to the Premises, that shall exceed or otherwise impact the Building’s total live load capacity. Lessee shall obtain Lessor’s prior reasonable written approval before placing any equipment in the Premises, or constructing any improvements to the Premises, that may exceed the Building’s total live load capacity (which approval may be conditioned upon Lessee’s satisfaction of all reasonable conditions imposed by Lessor, at Lessee’s sole cost and expense, to maintain the structural integrity of the Building, including, but not limited to, securing and submitting for Lessor’s review and approval all appropriate and necessary plans, specifications and engineering analysis of the proposed equipment and/or improvements).

Lessee, at Lessee’s sole cost, shall comply with all applicable federal, state, and local governmental statutes, ordinances, codes, rules, regulations, controls and guidelines (collectively, “Laws”) affecting Lessee’s use or occupancy of the Premises, and with the requirements of any Board of Fire Underwriters or other similar body now or hereafter instituted, and shall also comply with any order, directive or certificate of occupancy issued pursuant to any Laws, which affect the condition, use or occupancy of the Premises, including, but not limited to, any requirements of structural changes related to or affected by Lessee’s acts, occupancy or use of the Premises. The judgment of any court of competent jurisdiction or the admission of Lessee in any action against Lessee, whether or not Lessor is a party to such action, shall be conclusive as between Lessor and Lessee in establishing such violation. Lessee shall not conduct retail operations from the Premises or use the Premises for medical or dental offices, provided the foregoing shall not prohibit or limit Lessee’s right to sell, market and promote its products online or over the internet in the ordinary course of its business.

Section 6.2 Compliance by Other Lessees. Lessor shall not be liable to Lessee for the failure of any other occupant or tenant to conduct itself in accordance with the provisions of this Article 6, and Lessee shall not be released or excused from the performance of any of its obligations under this Lease in the event of any such failure; provided, however, that Lessor shall use commercially reasonable efforts (but not including the institution of legal proceedings) to cause such other tenants and occupants of the Property to comply with the provisions of this Article 6, to the extent such non-compliance materially and adversely interferes with Lessee’s access to the Premises or use of the Premises for the purposes permitted under this Lease.

ARTICLE 7 – ALTERATIONS AND ADDITIONS

Section 7.1 Lessee’s Rights To Make Alterations. Following the date on which Lessee first occupies the Premises, Lessee, at its sole cost and expense, shall have the right upon receipt of Lessor’s reasonable consent (for all matters other than (i) structural modifications, and (ii) Core Elements (as hereinafter defined) in which case Lessor shall be permitted to withhold consent in its sole and absolute discretion), to make alterations, additions or improvements to the Premises if such alterations, additions or improvements are made in accordance with this Article 7, are normal for Lessee’s use, do not adversely affect the utility or value of the Premises or the Building for

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future tenants, do not alter the exterior appearance of the Building, are not of a structural nature, do not require excessive removal expenses and are not otherwise prohibited under this Lease (collectively, “Alterations”); provided, however, Lessor’s consent shall not be required for “cosmetic” alterations that do not require obtaining permits or licenses to perform. The term “Core Elements” collectively means: the (i) elevators; (ii) the stairwells; (iii) the parking level lobby area; and (iv) the first floor lobby area. All such Alterations shall be made in conformity with the requirements of Section 7.2 below. Lessee shall not be required to use Lessor’s contractors in connection with the Alterations, unless such alterations pertain to HVAC, fire life safety, electrical or mechanical matters, for which Lessee shall be required to employ Lessor’s contractors provided that Lessor’s contractors’ pricing and terms are commercially competitive. Once the Alterations have been completed, such Alterations shall thereafter be included within the designation of Lessee Improvements and shall be treated as Lessee Improvements. Lessor shall advise Lessee within ten (10) business days after Lessor’s receipt of a request for Alterations if Lessor approves or disapproves such Alterations. If Lessor fails to timely respond, Lessee may deliver to Lessor a second written request for such approval, which written notice must state in bold and all caps, “FAILURE TO RESPOND TO THIS WRITTEN NOTICE WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT HEREOF SHALL CONSTITUTE APPROVAL OF THE PROPOSED ALTERATIONS.” If Lessor fails to advise Lessee whether if Lessor approves or disapproves such Alterations within such five (5) business day period, then Lessor will be deemed to have approved the proposed Alterations. Lessor acknowledges that Lessee has advised Lessor that Lessee intends to perform the following improvements as part of the Lessee Improvements or as Alterations: (a) installation of a rollup door to allow automobile ingress and egress, (b) installation of an automobile lift from the parking area beneath the ground floor of the Building to the ground floor of the Building, (c) moving (which may include removal) of certain bollards outside the Building on Aviation Boulevard, (d) installation of clay plates on the first floor of the Building, (e) construction of a research and development area (which may be in approximately 4,000 square feet of space in the Parking Areas) (the “R&D Area”), (f) installation of security system pursuant to Section 33.1 below, (vii) installation of Antennae as contemplated by Section 35.34 below and (g) installation of signage as contemplated by Section 35.37 below (collectively, the “Contemplated Leasehold Improvements”). Notwithstanding anything in this Lease or the Construction Work Letter to the contrary, Lessor hereby approves in concept the Contemplated Leasehold Improvements (including structural modifications and those affecting Core Elements), subject to (A) Lessor’s approval of the plans for such Contemplated Leasehold Improvements, which approval shall not be unreasonably withheld, conditioned, or delayed (provided Lessee complies with the reasonable recommendations of Lessor’s structural engineer), and (B) the approval of all applicable governmental entities to the extent required. Notwithstanding anything to the contrary in this Lease, Lessor shall have the right, but not the obligation, which right must be exercised if at all, by written notice to Lessee prior to the end of the Term of this Lease, to require Lessee to remove from the Premises some or all of the Contemplated Leasehold Improvements (other than the rollup door, which shall not be removed). Lessee shall repair all damage to the Premises caused by such removal. If the R&D Area takes up any parking spaces, Lessee shall still be required to pay for such parking spaces pursuant to the terms of this Lease.

Section 7.2 Installation of Alterations. Provided the Lessor shall have previously given Lessee written approval and consent to Alterations (to the extent required under this Lease), any Alterations installed by Lessee during the Term shall be done in strict compliance with all of the following:

(a) No such work shall proceed without Lessor’s prior reasonable approval of (i) Lessee’s contractor(s); (ii) certificates of insurance from a company or companies reasonably approved by Lessor, furnished to Lessor by Lessee’s Contractor(s), for combined single limit bodily injury and property damage insurance covering comprehensive general liability and automobile liability, in an amount not less than One Million Dollars ($1,000,000) per person and per occurrence and endorsed to show Lessor as an additional insured, and for workers’ compensation as required by law, endorsed to show a waiver of subrogation by the insurer to any claims Lessee’s contractor may have against Lessor, Lessor’s agents, employees, contractors and other tenants of the Building (provided, however, nothing in this Section 7.2(a) shall release Lessee of its other insurance obligations hereunder); and (iii) detailed plans and specifications for such work;

(b) All such work shall be done in a first-class workmanlike manner and in conformity with a valid building permit and all other permits and licenses when and where required, copies of which shall be furnished to Lessor before the work is commenced, and any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work, shall be promptly replaced and corrected at Lessee’s expense. Lessor’s approval or consent to any such work shall not impose any liability upon Lessor. No work shall proceed until and unless Lessor has received at least ten (10) days’ notice that such work is to commence;

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(c) Lessee shall, within fifteen (15) business days after receipt of written demand, reimburse Lessor for any third party expense actually incurred by Lessor in reviewing and approving the plans and specifications for such work or by reason of any faulty work done by Lessee or Lessee’s contractors, or by reason of inadequate cleanup;

(d) Lessee or its contractors will in no event be allowed to make plumbing, mechanical or electrical improvements to the Premises, or any structural modification to the Building without first obtaining Lessor’s written consent; and

(e) All work by Lessee shall be diligently and continuously pursued from the date of its commencement through its completion.

Section 7.3 Alterations and Improvements—Treatment at End of Lease. All Alterations and Lessee Improvements made by or for Lessee, whether temporary or permanent in character, made either by Lessor or Lessee, including, but not limited to, all air-conditioning or heating systems, paneling, lighting fixtures, decorations, cabling, partitions and railings (except movable furniture and equipment belonging to Lessee) shall become the property of the Lessor and shall remain upon, and be surrendered with, the Premises as a part thereof at the termination of this Lease, without compensation to Lessee; provided, however, Lessor shall have the right, but not the obligation, which right must be exercised if at all, by written notice to Lessee at the time of Lessor’s approval to the Lessee Improvements (as set forth in the Construction Work Letter) and Alterations (as set forth in Section 7.1 above) requested by Lessee, to require Lessee, at Lessee’s sole expense, prior to the expiration of the Term (or within fifteen (15) business days following the earlier termination of this Lease), to: (a) remove from the Premises those Alterations and/or Lessee Improvements (or that portion of the Alterations and/or Lessee Improvements) that are (i) located in the Common Areas of the Property or (ii) are not customary office alterations or tenant improvements; and (b) repair all damage to the Premises caused by such removal. In addition to the foregoing, Lessee shall remove prior to the expiration of the Term (or within fifteen (15) business days following the earlier termination of the Lease), any data lines or cabling (unless Lessor requests that Lessee leave such cabling) that Lessee has installed in the Building. Lessor shall have the right, upon reasonable notice to Lessee, to enter and fully inspect the entire Premises just prior to the expiration of the Term or earlier termination of this Lease to determine the condition of the Premises, and to ascertain what removals, if any, Lessor shall require of Lessee pursuant to the terms hereof.

All of Lessee’s Personal Property, including, but not limited to, moveable furniture, trade fixtures and equipment, not attached to the Building or the Premises, shall be completely removed by Lessee prior to the expiration of the Term (or within ten (10) business days following the earlier termination of this Lease), provided, however, that Lessee shall repair all damage caused by such removal prior to the expiration of the Term (or within ten (10) business days following the earlier termination of this Lease), and provided further, that any of Lessee’s Personal Property not so removed shall, at the option of Lessor, be deemed abandoned by Lessee and shall automatically become the property of Lessor (whereupon Lessor shall then be permitted to retain and/or dispose the same, or any part thereof, in any manner whatsoever, without liability to Lessee). Lessee expressly, knowingly and intentionally waives and relinquishes any and all rights Lessee has under Sections 1993 through 1993.09 of the California Civil Code, and all other similar provisions of the law, now or hereafter in effect, which establish procedures commercial real property landlords must follow to dispose of property that remains on the Premises after a tenancy has terminated (collectively “Property Disposition Laws”) and further knowingly and intentionally releases Lessor from any duties and obligations Lessor may have under said Property Disposition Laws.

ARTICLE 8 – LESSEE’S REPAIRS AND CLEANING OBLIGATIONS

Section 8.1 Lessee’s Repairs and Cleaning Obligations. Lessee shall, at Lessee’s sole cost and expense, keep the non-structural, interior portions of the Premises in good, clean condition and repair at all times during the Term. All damage or breakage to any part or portion of the Premises, and all damage or breakage to any portion of the Property caused by the willful or negligent act or omission of Lessee or Lessee’s agents, employees, contractors, licensees, directors, officers, partners, trustees, invitees, affiliates, subsidiaries, successors, assigns, heirs, shareholders, and members (collectively, “Lessee’s Employees”), shall be repaired or replaced by Lessee, at Lessee’s

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sole cost and expense, to the reasonable satisfaction of Lessor. Upon prior written notice to Lessee, Lessor may make any repairs or replacements which are not made by Lessee within a reasonable amount of time (except in the case of emergency when such repairs or replacements can be made without such advance notice), and charge Lessee for the actual cost of such repairs and replacements. Lessee shall be solely responsible for the design and function of all of Lessee Improvements whether or not installed by Lessor at Lessee’s request. Subject to Section 10.1, Lessee waives all rights to make repairs or replacements to the Premises or to the Property at the expense of Lessor, or to deduct the cost of such repairs or replacements from any payment owed to Lessor under this Lease. If upon expiration or earlier termination of this Lease Lessee shall have failed to leave the Premises in good, clean condition and repair, reasonable wear and tear excepted, then Lessor may use any portion of the Letter of Credit necessary to compensate Lessor for actual out-of-pocket costs and expenses incurred by Lessor for Lessee’s failure to comply with its obligations stated herein.

ARTICLE 9 – NO LIENS BY LESSEE

Section 9.1 No Liens By Lessee. Lessee shall at all times keep the Premises, the Building and the Property free from any liens arising out of any work performed or allegedly performed, materials, furnished or allegedly furnished or obligations incurred by or for Lessee. In the event of the filing of any such lien and Lessee’s actual knowledge thereof, Lessee shall give Lessor written notice thereof and shall secure in a prompt and diligent manner (but in any event no later than twenty (20) days of the recording of such lien) the release of the same by bonding or other appropriate means; if Lessee shall fail to do so within said twenty (20) day period, Lessor, after providing reasonable notice to Lessee, may (but shall not be so required to) pay the same and any costs, and the amount so paid, shall be due and owing from Lessee to Lessor within twenty (20) days after demand. Lessee agrees to indemnify, defend, protect, and hold Lessor harmless from and against any and all claims for mechanics’, materialman’s or other liens in connection with any Alterations, repairs, or any work performed, materials furnished or obligations incurred by or for Lessee. These indemnities shall survive the expiration or earlier termination of this Lease. During periods in the Term in which Lessee is not leasing one hundred percent (100%) of the rentable square footage in the Building, Lessor shall have the right to enter the interior portions of the Premises, upon prior written notice to Lessee, for the purpose of posting such notices of non-responsibility as may be permitted by law, or desired by Lessor. Lessor can post notices on non-responsibility on the exterior portions of the Premises without prior notice to Lessee.

ARTICLE 10 – LESSOR’S MAINTENANCE AND REPAIR OBLIGATIONS

Section 10.1 Scope of Lessor’s Repairs.

(a) Lessor shall maintain and repair the structural elements, mechanical, electrical, plumbing and fire/life/safety systems, elevators, restrooms and the public and common areas and parking areas of the Building as the same may exist from time to time, consistent with a “first-class, institutional quality” office building, except for non-insured damage or wear and tear which is the result of a negligent or willful act or omission of Lessee or Lessee’s Employees. Lessor shall make repairs or replacements to the Premises or to the Property under this Article 10 within five (5) business days after notice from Lessee of the need for such repairs; provided, however, Lessor shall not be deemed to be in default if it shall commence performance of such repairs or replacements within such five (5) business day period and diligently pursue such repairs or replacements to completion as soon as reasonably practicable. In no event shall any payments owed by Lessee under this Lease be abated on account of Lessor’s failure to make repairs under this Article 10, except as provided in subsection (b). Lessor, at Lessor’s sole cost, shall comply with all Laws with respect to Lessor’s repair and maintenance hereunder.

(b) In the event that (i) Lessor fails to perform or commence to perform any repair and maintenance obligation of Lessor within five (5) business days following written notice from Lessee (and thereafter diligently pursue such performance) in accordance with the provisions of subsection (a), and (ii) such failure by Lessor materially and adversely affects Lessee’s use of the Premises for the operation of Lessee’s business, Lessee may, at its option, provide a second written notice to Lessor (the “Second Notice”) specifying the nature of Lessor’s continued failure, the remedial action necessary and what action Lessee intends to take if Lessor does not cure such failure within two (2) business days after delivery of the Second Notice to Lessor (or if such repair and maintenance obligation cannot reasonably be completed within such two (2) business day period, if Lessor fails to commence the performance within such two (2) business days and thereafter diligently pursue the performance of such obligation to completion).

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If within two (2) business days following delivery of the Second Notice, Lessor fails to perform or commence such performance (or thereafter fails to diligently pursue that performance obligation to completion), Lessee shall have the right, but not the obligation, to perform the action set forth in the Second Notice. In the event that Lessee performs such action in accordance with the provisions of this subsection (b), Lessor shall pay to Lessee, within thirty (30) days after receipt of written invoices therefor, the reasonable costs incurred by Lessee to perform such action (but only to the extent those costs would not have been borne by Lessee under any other provisions of this Lease). If Lessor does not pay Lessee for such reasonable costs within thirty (30) days of the delivery of the written invoices to Lessor, then Lessee shall have the right to deduct such unreimbursed reasonable expenses from the Base Rental due or becoming due under this Lease until Lessee has been fully reimbursed for such reasonable expenses. Notwithstanding any provision of this subsection (b) to the contrary, Lessee shall have no rights to make any repairs or modifications to the following elements of the Building or exercise any rights or remedies under this subsection (b) with respect to the foundations, exterior walls, or roof of the Building. The exercise by Lessee of any rights granted to Lessee under this subsection (b) shall be without waiver by Lessee of any rights or remedies to recover monetary damages from Lessor in the event that Lessor fails to perform or commence to perform (and thereafter diligently pursue such performance obligation to completion) in accordance with the provisions of subsection (a).

Section 10.2 Lessor’s Right of Entry to Make Repairs. Upon prior written notice to Lessee (except for emergencies, in which case Lessor shall use reasonable efforts to contact Lessee prior to its entry), Lessor and Lessor’s Employees (as defined in Section 14.1) shall have the right to enter the Premises during reasonable business hours for the purpose of making any alterations, additions, improvements, repairs or replacements to the Premises or the Property as Lessor is required to perform (a) to comply with Lessor’s repair and maintenance obligations under this Lease or (b) to comply with applicable Laws. Lessee shall have the right to have a representative of Lessee accompany Lessor and Lessor’s Employees during the time they are present in the Premises (however, if Lessee shall fail to promptly provide a representative of Lessee to accompany Lessor, then Lessor shall be permitted to enter the Premises without a representative of Lessee). Lessor shall give reasonable notice to Lessee of Lessor’s intent to enter the Premises, except, however, in an emergency situation, in which case Lessor shall use reasonable efforts to contact Lessee prior to its entry.

ARTICLE 11 – BUILDING SERVICES

Section 11.1 Standard Building Services. Lessor shall furnish the Premises with the standard building services and utilities as set forth in the attached Exhibit “D.”

Section 11.2 Additional Services. Intentionally deleted.

Section 11.3 Lessor’s Right to Cease Providing Services. Lessor may reduce, interrupt or cease the services required to be performed by Lessor under this Lease if Lessor is required to do so by applicable Law, or Lessor’s performance thereof is prevented by emergency, Force Majeure or applicable Law.

No interruption, reduction or cessation of any building services or utilities shall constitute an eviction or disturbance of Lessee’s use or possession of the Premises or Property, or an ejection or eviction of Lessee from the Premises, or a breach by Lessor of any of its obligations, or entitle Lessee to be relieved from any of its obligations under this Lease, or result in any abatement of Rent, except as set forth herein. In the event of any such interruption, reduction, or cessation, Lessor shall use due diligence to restore such service where it is within Lessor’s reasonable control to do so.

Notwithstanding the foregoing, in the event that Lessee is prevented from using the Premises or any material portion thereof, for four (4) consecutive business days or an aggregate of ten (10) business days in any twelve (12) month period following written notice to Lessor (the “Eligibility Period”) as a result of (1) any damage or destruction to the Premises, the Parking Areas, the Building and/or the Property (that does not arise from or is not related to the acts of Lessee or any Lessee’s Employees), (2) any repair (other than repair of damage that arises from or is related to the acts of Lessee’s Employees), maintenance or alteration performed by Lessor after the Commencement Date, which substantially interferes with Lessee’s use of the Premises, the Parking Areas, the Building and/or the Property, (3) any failure by Lessor to provide Lessee with services or access to the Premises, the Parking Areas, and/or the Building due to matters within Lessor’s control, or (4) the partial taking of the Premises because of an eminent domain proceeding, then Lessee’s Rent shall be abated or reduced, as the case may be, after

Lessor’s (Landlord’s) initials	Lessee’s (Tenant’s) initials

expiration of the Eligibility Period for such time that Lessee continues to be so prevented from using, and does not use, the Premises or any portion thereof, in the proportion that the rentable area of the portion of the Premises that Lessee is prevented from using, and does not use, bears to the total rentable area of the Premises. However, in the event that Lessee is prevented from conducting its business in any portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Lessee to effectively conduct its business therein, then for such time after expiration of the Eligibility Period during which Lessee is so prevented from effectively conducting its business therein, and does not conduct business therein, the Rent for the entire Premises shall be abated; provided, however, if Lessee reoccupies and conducts its business from any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Lessee from the date such business operations commence. If Lessee’s right to abatement occurs during a free rent period (for these purposes, free rent shall be deemed to include half rent, etc.) which arises after the Commencement Date, Lessee’s free rent period shall be extended for the number of days that the abatement period overlapped the free rent period (“Overlap Period”). If Lessee’s right to abatement occurs because of an eminent domain taking and/or because of damage or destruction to the Parking Areas, the Building and/or Lessee’s property, Lessee’s abatement period shall continue until Lessee has been given sufficient time, and sufficient access to the Premises, the Parking Areas and/or the Building, to rebuild such portion it is required to rebuild, to install its property, furniture, fixtures, and equipment to the extent the same shall have been removed and/or damaged as a result of such damage or destruction and/or eminent domain taking and to move in over a weekend. To the extent Lessee is entitled to abatement without regard to the Eligibility Period, because of an event covered by Section 15 and Section 16 of the Lease, then the Eligibility Period shall not be applicable.

ARTICLE 12 – ASSIGNMENT AND SUBLETTING

Section 12.1 Right to Assign and Sublease. Lessee may voluntarily assign its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, upon first obtaining Lessor’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but only if (i) Lessee is not then in default of this Lease with any applicable notice and cure period having expired, (ii) such assignment or sublease does not conflict with any restrictive use covenants of record, and (iii) unless Lessor otherwise agrees in writing, in its sole business judgment, such proposed assignee or sublessee of Lessee’s proposed assignment or sublease is not:

(a) a governmental entity or an educational institution, unless a governmental entity and/or an educational institution shall be an occupant of the Building as of the date of Lessee’s proposed assignment of Lease or sublease of all or any part of the Premises; or

(b) a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the assignment or sublease on the date consent is requested; or

(c) a present tenant in the Continental Park project.

Any assignment, encumbrance or sublease without Lessor’s prior written consent (to the extent Lessor’s consent is required by this Lease), as provided herein, shall be voidable, at Lessor’s election. No consent to an assignment, encumbrance or sublease shall constitute a further waiver of the provisions of this Article 12.

Section 12.2 Procedure for Assignment and Sublease. Lessee shall advise Lessor by notice of (a) Lessee’s intent to assign, encumber or sublease this Lease, (b) the name of the proposed assignee or sublessee, and (c) the material terms of the proposed assignment or subletting. Lessor shall, within thirty (30) days of receipt of such notice, elect one of the following:

(i) Consent to such proposed assignment, encumbrance or sublease; or

(ii) Refuse such consent, which refusal shall be on reasonable grounds detailed in such response.

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If Lessor fails to notify Lessee in writing of such approval or disapproval within such thirty (30) day period, Lessee may send a reminder notice for such approval, which written notice must state in bold and all caps, “FAILURE TO RESPOND TO THIS WRITTEN NOTICE WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT HEREOF SHALL CONSTITUTE APPROVAL OF THE PROPOSED ASSIGNMENT OR SUBLEASE.” If Lessor fails to respond within five (5) additional business days after such reminder, Lessor shall be deemed to have approved such assignment or sublease.

Section 12.3 Conditions Regarding Consent to Sublease and Assignment. Lessee shall pay within ten (10) days of receipt of Lessor’s election of (i) or (ii) above Lessor’s processing costs and attorneys’ fees (not to exceed $3,000.00 in the aggregate) incurred in determining whether to give such consent if such consent is required by this Lease. Notwithstanding any permitted assignment or subletting, Lessee shall at all times remain primarily liable for all payments owed by Lessee under this Lease and for compliance with all obligations under the terms, provisions and covenants of this Lease. If for any proposed assignment or sublease, Lessee actually receives Profits either initially or over the term of the assignment or sublease, in excess of the rent and all other charges required by this Lease, or, in the case of the sublease of a portion of the Premises, Lessee shall be required to pay Lessor fifty percent (50%) of such Profits. Whenever Lessor is entitled to share in any Profits resulting from an assignment or sublease of the Premises, the following shall constitute the definition of “Profits”: the gross revenue received from the assignee or sublessee during the sublease term or during the assignment with respect to the space covered by the sublease or the assignment (“Transferred Space”) less: (a) the gross revenue paid to Lessor by Lessee during the period of the sublease term or during the assignment with respect to the Transferred Space; (b) any improvement allowance or other economic concession (planning allowance, moving expenses, etc.) paid by Lessee to the sublessee or assignee; (c) broker’s commissions paid by Lessee in connection with the sublease or assignment; (d) reasonable attorney’s fees paid by Lessee in connection with the sublease or assignment; (e) costs of advertising the Transferred Space for sublease or assignment; and (f) any other reasonable costs actually paid in assigning or subletting the Transferred Space. For any proposed sublease, the sublease agreement (a) shall require Lessee and the sublessee to send Lessor copies of any and all notices concerning the Premises that either party shall send to one another, and (b) shall require the sublessee to obtain a waiver of subrogation against Lessor from the sublessee’s insurers. Lessor’s consent, if granted, to any assignment or sublease shall be deemed limited solely to said original assignment or sublease, and Lessor reserves the right to consent or to withhold consent (pursuant to the provisions of this Article 12) with respect to any further or additional assignments, sublets or other transfers of the Lease.

Section 12.4 Termination of Sublease upon Lease Termination. Except as otherwise set forth in this Lease, including, without limitation, the provisions of Section 12.6, if at any time prior to the expiration or termination of an approved sublease the Lease shall expire or terminate for any reason whatsoever (or Lessee’s right to possession shall terminate without termination of the Lease), then the sublease shall simultaneously expire and terminate. However, if the sublessee agrees, at the election and upon the written demand of Lessor, and not otherwise, to attorn to Lessor for the remainder of the term of the sublease, such attornment shall be upon all of the terms and conditions of the Lease, with such reasonable modifications as Lessor may require (and if the Base Rental set forth in the sublease is greater than the Base Rental set forth in the Lease then the sublessee agrees that the Base Rental set forth in the sublease shall be substituted as the Base Rental to be paid to Lessor). The foregoing provisions of this Section 12.4 shall apply notwithstanding that, as a matter of law, the sublease may otherwise terminate upon the termination of the Lease, and shall be self-operative upon such written demand of the Lessor, and no further instrument shall be required to give effect to said provisions; provided, however, sublessee agrees to execute an attornment agreement, in the form and substance acceptable to Lessor and the sublessee, pursuant to which the sublessee confirms that the obligations owed to Lessee under the sublease shall become obligations to Lessor for the balance of the term of the sublease.

Section 12.5 Affiliated Companies/Restructuring of Business Organization. Notwithstanding anything to the contrary contained in this Lease, occupancy of all or part of the Premises by a parent, subsidiary, affiliated companies of Lessee or of Lessee’s parent or of Lessee’s subsidiary or any direct or indirect transfer of any portion of Lessee’s corporate stock, or issuance of additional stock or securities, shall not be deemed an assignment or subletting requiring Lessor’s consent herein provided that any such affiliated companies were not formed as a subterfuge to avoid the obligations of this Article 12. Furthermore, without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained herein, Lessee may assign the Lease at any time, or sublease all or part of the Premises, without receipt of Lessor’s consent, but upon prior written notice to Lessor, to the “Merger Entity” (as defined in Section 2.3 above) or any entity which acquires Lessee, or which is acquired by Lessee, or which is controlled directly or indirectly by Lessee, or which entity controls, directly or indirectly, Lessee

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(collectively, “Affiliate”), or which owns or is owned by the Affiliate, so long as such transaction was not entered into as a subterfuge to avoid the obligations and restrictions of the Lease. In addition to the foregoing, and notwithstanding anything to the contrary contained herein, Lessee shall have the right to assign this Lease or sublease all or any portion of the Premises without receipt of Lessor’s prior consent to (a) any entity resulting from a merger or consolidation or (b) any entity succeeding to the business and assets of Lessee. Notwithstanding anything to the contrary contained in this Lease, Lessor shall not be entitled to any portion of the consideration received by Lessee in connection with any assignment, subletting, transfer, merger or other transfer contemplated by this Section 12.5 and in no event shall any such amounts be deemed to be Profits.

Section 12.6 Occupancy by Others. Lessee may allow any person or company which is a customer of Lessee or which is providing service to Lessee, to occupy certain portions of the Premises (not to exceed ten percent (10%) of the rentable area of the Premises) without such occupancy being deemed an assignment or subleasing as long as no new demising walls are constructed to accomplish such occupancy and as long as such relationship was not created as a subterfuge to avoid the obligations set forth in this Article 12. Notwithstanding anything to the contrary contained in this Lease, Lessor shall not be entitled to any portion of the consideration received by Lessee in connection with any occupancy contemplated by this Section 12.6 and in no event shall any such amounts be deemed to be Profits.

ARTICLE 13 – COMMON AREA; UTILITIES

Section 13.1 Common Area. Subject in all cases and at all times to (i) the terms and conditions set forth in this Lease, including without limitation, the rights reserved by Lessor with respect to the Common Area, and (ii) compliance with applicable Laws:

(a) Lessee shall have the exclusive right to use the Common Area;

(b) Lessor may : (i) restrain unauthorized persons from using the Common Area; and/or (ii) temporarily close any portion of the Common Area (A) for repairs, improvements or alterations as Lessor is required to perform (x) to comply with Lessor’s repair and maintenance obligations under this Lease or (y) to comply with applicable Laws, or (B) to prevent dedication or prescriptive rights.

Section 13.2 Payment for Utilities. Lessee shall be responsible for obtaining and paying for all utilities supplied to the Building directly from the applicable utility provider including (i) electricity, (ii) water, (iii) trash removal, and (iv) gas, if any.

ARTICLE 14 – INDEMNIFICATION; INSURANCE

Section 14.1 Indemnification. Effective as of the Effective Date, Lessee shall, at its expense, protect, defend, indemnify and hold Lessor and Lessor’s agents, contractors, licensees, employees, directors, officers, partners, trustees, invitees, affiliates, subsidiaries, successors, assigns, heirs, shareholders and members (collectively, “Lessor’s Employees”) and any and all of Lessor’s lessors and mortgagees (whose names shall have been furnished to Lessee) harmless from and against any and all claims, arising out of or in connection with Lessee’s use of the Premises, the Building or the Property, the conduct of Lessee’s business, any activity, work or things done, permitted or allowed by Lessee in or about the Premises or the Building, Lessee’s or Lessee’s Employees’ nonobservance or nonperformance of any statute, ordinance, rule, regulation or other Law, or any negligence or willful act or failure to act of Lessee or Lessee’s Employees. Effective as of the Effective Date, Lessor shall, at its expense, protect, defend, indemnify and hold Lessee and Lessee’s Employees harmless from and against any and all claims, arising out of or in connection with Lessor’s or Lessor’s Employees’ nonobservance or nonperformance of any statute, ordinance, rule, regulation or other Law, or any negligence or willful act or failure to act of Lessor or Lessor’s Employees. These indemnities shall survive the expiration or earlier termination of this Lease. Lessor has made no express representations or warranties and disclaims any implied representations or warranties relating to the condition of the Property, Building, Premises, or any part thereof, including, without limitation, the building systems (including the HVAC system), and the indoor air quality (“IAQ”) within the Building. Lessor shall not be liable for any latent or patent defects therein. Lessor acknowledges that Lessee has no obligation to perform any Alteration to the existing leasehold improvements in the Premises to satisfy the requirements of the Minimum Building Standard Lessee Improvement Finishes & Materials attached to the Construction Work Letter as Schedule “C-1”.

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Section 14.2 Insurance. Effective as of the Effective Date, Lessee and Lessor, as applicable, shall have the following insurance obligations:

(a) Liability Insurance. Lessee shall obtain and keep in full force a policy of commercial general liability insurance to cover Third Party Damage and Bodily Injury (including non-owned and hired automotive liability) personal injury and broad form contractual liability under which Lessee is named as the insured and Lessor, Lessor’s Employees and all of Lessor’s lessors and mortgagees (whose names from time to time shall have been furnished to Lessee) are named as additional insureds under which the insurer agrees to indemnify, protect, defend, and hold Lessor, its managing agent and all such lessors and mortgagees harmless from and against reasonable costs, expenses and liabilities arising out of or based upon the indemnification obligations of this Lease. The minimum limits of liability shall be a combined single limit with respect to each occurrence of not less than Two Million Dollars ($2,000,000.00). The Lessee’s policy shall contain a separation of insureds clause identical in form and substance to the Separations of Insureds clause contained in the standard ISO form #CGOO 01 (10-01) and shall not otherwise eliminate cross-liability. The policy also shall be primary coverage for Lessee and Lessor for any liability arising out of Lessee’s and Lessee’s Employees’ use, occupancy, maintenance, repair and replacement of the Premises and all areas appurtenant thereto. Such insurance shall provide that it is primary insurance and not “excess over” or contributory with any other valid, existing and applicable insurance in force for or on behalf of Lessor. Not more frequently than once each year, if, in the reasonable opinion of Lessor’s lender or of the insurance consultant retained by Lessor, the amount of public liability and property damage insurance coverage at that time is not adequate, Lessee shall increase the insurance coverage as reasonably required by either Lessor’s lender or Lessor’s insurance consultant;

(b) Lessee’s Property Insurance. Lessee shall maintain on all of its Personal Property, Lessee Improvements and Alterations, in, on or about the Premises, an “All-Risk” or Special Form Property policy that will be valued at replacement cost;

(c) Worker’s Compensation. Lessee shall maintain Worker’s Compensation and Employer’s Liability insurance as required by law with Employer’s Liability limits as required by applicable law;

(d) Business Income. Lessee shall maintain loss of income and business interruption insurance in such amounts as will reimburse Lessee for direct or indirect loss of earnings and incurred costs attributable to all perils commonly insured against by Lessee’s property insurance described above, but in no event in an amount less than the Rent and all Additional Rent payable hereunder for twelve (12) months;

(e) Intentionally Deleted;

(f) Insurance Criteria. All the insurance required under this Lease shall:

(i) Be issued by insurance companies admitted or authorized to business in the State of California, with a financial rating of at least an A-X status as rated in the most recent edition of Best’s Insurance Reports;

(ii) Be issued as a primary policy as respects any insurance maintained by the Lessor, and that any such insurance maintained by the Lessor, is excess and noncontributory with this policy, provided the loss is caused by the negligence of the named insured;

(iii) Contain an endorsement requiring written notice from the insurance company to both Parties and to Lessor’s lender before cancellation; and

(iv) With respect to property loss or damage by fire or other casualty, a waiver of subrogation must be obtained, as required by Section 14.4;

(g) Evidence of Coverage. As evidence of the insurance coverage required herein, except worker’s compensation, Lessee shall provide Lessor with written confirmation from the insurer with respect to the insurance policies that is satisfactory to Lessor confirming that such coverage in is effect and that Lessor and Lessor’s affiliates, subsidiaries, successors, assigns, directors, officers, shareholders, partners, members, employees and lenders

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(“Lessor’s Parties”) are additional insured parties with respect to the coverage required in Section 14.2(a). Such written confirmation shall be delivered to Lessor at least five (5) business days prior to the date which Lessor estimates the Commencement Date will occur (the delivery of which to Lessor shall be a condition to Lessee entering onto the Premises to either commence the performance of Lessee’s Improvements or occupy the Premises), and on renewal of the policy not less than five (5) business days prior to the expiration of the term of the policy. Not later than fifteen (15) business days after the delivery of such written confirmation to Lessor, Lessee shall deposit with Lessor an endorsement from the insurer with respect to such coverage, together with an Accord Binder therefor.

(h) No Limitation of Liability. The insurance obligations of Lessee and Lessor hereunder, and/or the limits on such insurance as described herein shall in no event waive, release or discharge Lessee or Lessor of any or all of their respective other obligations and liabilities contained in this Lease or otherwise; and

(i) Lessor’s Insurance. At all times during the Term of this Lease, Lessor, as part of Operating Expenses, shall maintain on the Building an “All-Risk” or Special form Property policy that will be valued at 100% replacement cost. Lessor shall also obtain and keep in full force (a) a policy of commercial general liability and property damage insurance, (b) loss of rent insurance for twelve (12) months and (c) workers’ compensation insurance, all such insurance being in amounts and with deductibles comparable to the insurance being carried by landlords of Comparable Buildings.

Section 14.3 Assumption of Risk. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to Lessee’s Personal Property, Lessee Improvements and Alterations or injury to persons, in, upon or about the Premises and/or the Property from any cause and Lessee hereby waives all such claims against Lessor except for damage or injury caused by the gross negligence or willful misconduct of Lessor. Lessor and Lessor’s Employees shall not be liable for any damage to any of Lessee’s Personal Property entrusted to Lessor or Lessor’s Employees, nor for loss or damage to any of Lessee’s Personal Property by theft or otherwise. Lessee shall give prompt notice to Lessor in case of fire or accidents in the Premises or in the Building. Further, except for the indemnification obligations set forth in Section 14.1 above, Lessor and Lessor’s Employees shall have no liability to Lessee or any of Lessee’s Employees for any damage, loss, cost or expense incurred or suffered by any of them (including, without limitation, damage to Lessee’s business), and Lessee hereby waives any claim with respect to Lessor’s and Lessor’s Employees’ acts or omissions hereunder, including, without limitation, any claims relating to the maintenance, repair, restoration and/or replacement of the Premises, or the Building, and the exercise of any other right which Lessor is authorized hereunder to do.

Section 14.4 Allocation of Insured Risks/Subrogation. Notwithstanding anything to the contrary contained herein, Lessor and Lessee release each other from any claims and demands of whatever nature for damage, loss or injury to the Premises and/or the Building, or to the other’s property in, on or about the Premises and the Building, that are caused by or result from risks or perils insured against under any insurance policies required by this Lease to be carried by Lessor and/or Lessee and in force at the time of any such damage, loss or injury. Lessor and Lessee shall cause each insurance policy obtained by them or either of them to provide that the insurance company waives all right of recovery by way of subrogation against either Lessor or Lessee in connection with any damage covered by any policy. Neither Lessor nor Lessee shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease. If an insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the Party undertaking to obtain the insurance shall notify the other Party of this fact. The other Party shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other Party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the Party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other Party is relieved of the obligation to obtain a waiver of subrogation with respect to the particular insurance involved.

ARTICLE 15 – DAMAGE OR DESTRUCTION

Section 15.1 Loss Covered by Insurance. If, at any time prior to the expiration or termination of this Lease, the Premises or the Building or the Property is wholly or partially damaged or destroyed by a casualty, the loss to Lessor from which is fully covered (except for the normal deductible) by insurance maintained by Lessor or for

Lessor’s (Landlord’s) initials	Lessee’s (Tenant’s) initials

Lessor’s benefit, which casualty renders the Premises totally or partially inaccessible or unusable by Lessee in the ordinary conduct of Lessee’s business, then (provided that Lessor shall not be required to use the proceeds of such insurance for the purposes described in subsections (a) and (b) below):

(a) Repairs Which Can Be Completed Within Fifteen Months. Within forty-five (45) days of notice to Lessor of such damage or destruction, Lessor shall provide Lessee with notice of its reasonable determination of whether the damage or destruction can be repaired within fifteen (15) months of such damage or destruction without the payment of overtime or other premium. If all repairs to such Premises or Building or Property can, in Lessor’s judgment, be completed within fifteen (15) months following the date of notice to Lessor of such damage or destruction without the payment of overtime or other premium, Lessor shall, at Lessor’s expense, subject to Section 15.4 below, repair the same to substantially their former condition and this Lease shall remain in full force and effect and a proportionate reduction of Base Rental and any Additional Rent shall be allowed Lessee (to the extent of the proceeds of rental interruption insurance received by Lessor) for such portion of the Premises as shall be rendered inaccessible or unusable to Lessee, and which is not used by Lessee, during the period of time that such portion is unusable or inaccessible and not used by Lessee. If Lessor fails to (x) commence restoration within 120 days or (y) complete restoration and deliver the Premises to Lessee within fifteen (15) months (as extended to the extent of any Force Majeure) following the date of notice to Lessor of such damage or destruction, then Lessee may, at Lessor’s sole and absolute option, upon written notice to Lessor, elect to terminate this Lease; or

(b) Repairs Which Cannot Be Completed Within Fifteen Months. If all such repairs to the Premises or Building or Property cannot, in Lessor’s reasonable judgment, be completed within fifteen (15) months following the date of notice to Lessor of such damage or destruction without the payment of overtime or other premium, Lessor shall notify Lessee of such determination within forty-five (45) days after notice to Lessor of the occurrence of such damage or destruction, and either Lessor or Lessee may, by written notice to the other no later than ninety (90) days after the occurrence of such damage or destruction, elect to terminate this Lease as of the date of the occurrence of such damage or destruction.

Section 15.2 Loss Not Covered By Insurance. If, at any time prior to the expiration or termination of this Lease, the Premises or the Building or the Property is totally or partially damaged or destroyed from a casualty, which loss to Lessor is not fully covered (except for any deductible) by insurance maintained by Lessor or for Lessor’s benefit, and which damage renders the Premises inaccessible or unusable to Lessee in the ordinary course of its business, Lessor may, at its option, upon written notice to Lessee within sixty (60) days after notice to Lessor of the occurrence of such damage or destruction, and subject to Section 15.4 below, elect to repair or restore such damage or destruction to substantially their former condition, or Lessor may elect to terminate this Lease (provided Lessor shall not be required to use said insurance proceeds, if any, for the purposes described in this Section 15.2). If Lessor elects to repair or restore such damage or destruction, this Lease shall continue in full force and effect but the Base Rental shall be proportionately reduced as provided in Section 15.1(a). If Lessor does not elect by notice to Lessee to repair or restore such damage, this Lease shall terminate.

Section 15.3 Damage During Final Year. Notwithstanding anything to the contrary contained in Section 15.1 or 15.2: if the Premises or the Building or the Property are wholly or partially damaged or destroyed within the final twelve (12) months of the Term of this Lease, and no renewal rights have been exercised by Lessee prior to such damage or destruction and such damage or destruction cannot be repaired within sixty (60) days of such damage or destruction without the payment of overtime or other premium, then Lessor or Lessee shall have the right to terminate this Lease by written notice thereof.

Section 15.4 Exclusive Remedy. This Article 15 shall be Lessee’s sole and exclusive remedy in the event of damage or destruction to the Premises and/or the Building, and Lessee, as a material inducement to Lessor’s entering into this Lease, irrevocably waives and releases Lessee’s rights under California Civil Code Sections 1932(2) and 1933(4) and any other applicable existing or future law permitting the termination of a lease agreement in the event of damage to, or destruction of, any part or all of the Premises and/or Building. No damages, compensation or claim shall be payable by Lessor for any inconvenience, any interruption or cessation of Lessee’s business, or any annoyance, arising from any damage to or destruction of all or any portion of the Premises or the Building. In no event shall Lessor have any obligation to repair or restore any of Lessee’s personal property or trade fixtures.

Lessor’s (Landlord’s) initials	Lessee’s (Tenant’s) initials

Section 15.5 Lessee’s Assignment of Insurance Proceeds. Upon the occurrence of any damage to the Premises, upon notice to Lessee from Lessor, Lessee shall assign to Lessor all insurance proceeds payable to Lessee for the Lessee Improvements or Alterations under Lessee’s insurance required under Section 14.2(b) of this Lease (but excluding all insurance proceeds relating to Lessee’s Personal Property), and Lessor, as part of Lessor’s reconstruction of the Premises, shall repair any injury or damage to the Lessee Improvements and Alterations installed in the Premises and shall return such Lessee Improvements and Alterations to their original condition or as reasonably modified by Lessee; provided that if the cost of such repair by Lessor exceeds the amount of insurance proceeds received by Lessor from Lessee’s insurance carrier, as assigned by Lessee, the cost of such repairs shall be paid by Lessee to Lessor prior to Lessor’s commencement of repair of the damage.

ARTICLE 16 – EMINENT DOMAIN

Section 16.1 Permanent Taking—When Lease Can Be Terminated. If the whole of the Premises, or so much of the Premises as to render the balance unusable by Lessee, shall be taken under the power of eminent domain, this Lease shall automatically terminate as of the date of final judgment in such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. A sale by Lessor under threat of condemnation shall constitute a “taking” for the purpose of this Article 16. No award for any partial or entire taking shall be apportioned and Lessee assigns to Lessor all awards which may be made in such taking or condemnation, together with all rights of Lessee to such award, including, without limitation, any award of compensation for the value of all or any part of the leasehold estate created hereby; provided that nothing contained in this Article 16 shall be deemed to give Lessor any interest in or to require Lessee to assign to Lessor any award made to Lessee for (a) the taking of Lessee’s Personal Property, or (b) interruption of or damage to Lessee’s business (including moving costs), or (c) Lessee’s unamortized cost of the Lessee Improvements to the extent paid for by Lessee; provided further that Lessee’s award shall in no event diminish the award to Lessor.

Section 16.2 Permanent Taking—When Lease Cannot Be Terminated. In the event of a partial taking which does not result in a termination of this Lease under Section 16.1, Base Rental shall be proportionately reduced based on the portion of the Premises rendered unusable, and Lessor shall restore the Premises or the Building to the extent of available condemnation proceeds.

Section 16.3 Temporary Taking. No temporary taking of the Premises or any part of the Premises and/or of Lessee’s rights to the Premises or under this Lease shall terminate this Lease or give Lessee any right to any abatement of any payments owed to Lessor pursuant to this Lease, any award made to Lessee by reason of such temporary taking shall belong entirely to Lessee; provided, however, in no event shall an award to Lessee reduce any award to Lessor.

Section 16.4 Exclusive Remedy. This Article 16 shall be Lessee’s sole and exclusive remedy in the event of a taking or condemnation. Lessee hereby waives the benefit of California Code of Civil Procedure Section 1265.130.

Section 16.5 Release Upon Termination. Upon termination of this Lease pursuant to this Article 16, Lessee and Lessor hereby agree to release each other from any and all obligations and liabilities with respect to this Lease except such obligations and liabilities which arose or accrued prior to such termination.

ARTICLE 17 – DEFAULTS

Section 17.1 Default by Lessee. Each of the following shall be an “Event of Default” (sometimes referred to herein as a “default”) by Lessee and a material breach of this Lease:

(a) Lessee fails to make any payment of Base Rental or Excess Operating Expenses owed by Lessee under this Lease as and when due, if the failure continues for five (5) business days after written notice of the failure from Lessor to Lessee;

Lessor’s (Landlord’s) initials	Lessee’s (Tenant’s) initials

(b) Lessee shall fail to observe, keep or perform any of the terms, covenants, agreements or conditions under this Lease that Lessee is obligated to observe or perform, other than that described in subsection (a) above, for a period of thirty (30) days after notice to Lessee of said failure; provided, however, that if the nature of Lessee’s default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default under this Lease if Lessee shall commence the cure of such default so specified within said thirty (30) day period and diligently prosecute the same to completion thereafter (but in no event shall such cure period exceed one hundred twenty (120) calendar days). Such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure;

(c) Any of the following shall occur (i) Lessee shall make any general arrangement or assignment for the benefit of creditors; (ii) Lessee shall become a “debtor” as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 60 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 60 days. Provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect.

Any notice required or permitted by this Section 17.1 shall satisfy, to the maximum extent permissible under applicable law, any and all notice requirements imposed by law on the Lessor under the Lease, and this Section 17.1 shall not be intended to create notice obligations beyond what is legally required. Lessor may serve a notice to quit, a notice to pay rent or quit, a notice of default, or any other notice, as the case may be, to effect the giving of any notice required by this Section 17.1.

Section 17.2 Default by Lessor. Lessor shall not be in default in the performance of any obligation required to be performed under this Lease unless Lessor has failed to perform such obligation within thirty (30) days after the receipt of notice from Lessee specifying Lessor’s failure to perform; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are required for its performance, then Lessor shall not be deemed in default if it shall commence such performance within such thirty (30) day period and thereafter and diligently pursues such cure to completion thereafter (but in no event shall such cure period exceed one hundred twenty (120) calendar days). Notwithstanding anything to the contrary contained in this Lease, except as expressly provided in Section 10.1(b), Lessee’s remedy for any breach or default of this Lease by Lessor shall be limited to an action for damages or an action for specific performance or injunctive relief. Lessee agrees that, in the event that it becomes entitled to receive damages from Lessor, Lessee shall not be allowed to recover from Lessor consequential damages as a result of a default by Lessor. Lessor agrees that, in the event that it becomes entitled to receive damages from Lessee, Lessor shall not be allowed to recover from Lessee consequential damages as a result of a default by Lessee, except with respect to Lessee’s indemnification obligations under Section 22.1 below resulting from Lessee’s failure to timely surrender possession of the Premises. In any event, it is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Lessor hereunder (including any successor lessor) and any recourse by Lessee against Lessor shall be limited solely and exclusively to the interest of Lessor in and to the Property and Building, and neither Lessor, nor any of its constituent partners, shall have any personal liability therefor, and Lessee hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Lessee. Except as otherwise set forth herein, Lessee hereby waives and relinquishes any right which Lessee may have to terminate this Lease or withhold any payment owed by Lessee under this Lease, on account of any damage, condemnation, destruction or state of disrepair of the Premises (including, without limiting the generality of the foregoing, those rights under California Civil Code Sections 1941, 1941.1 and 1942).

ARTICLE 18 – LESSOR’S REMEDIES AND RIGHTS

Section 18.1 Termination of Lease. In case of an Event of Default by Lessee, Lessor shall have the right, in addition to all other rights available to Lessor under this Lease or now or later permitted by law or equity, to terminate this Lease by providing Lessee with a notice of termination. Upon termination, Lessor may recover any damages proximately caused by Lessee’s failure to perform under this Lease, or which are likely in the ordinary course of business to be incurred, including any amount expended or to be expended by Lessor in an effort to mitigate damages, as well as any other damages to which Lessor is entitled to recover under any statute now or later in effect. Lessor’s damages include the worth, at the time of any award, of the amount by which the unpaid Rent for the balance of the Term after the time of the award exceeds the amount of the Rent loss that the Lessee proves could be reasonably avoided. The worth at the time of award shall be determined by discounting to present value such amount at one percent (1%) more than the discount rate of the Federal Reserve Bank in San Francisco in effect at the time of the award. Other damages to which Lessor is entitled shall bear interest at the Interest Rate.

Lessor’s (Landlord’s) initials	Lessee’s (Tenant’s) initials

Section 18.2 Continuation of Lease. In accordance with California Civil Code Section 1951.4 (or any successor statute), Lessee acknowledges that in the event Lessee has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Lessor does not terminate Lessee’s right to possession, and Lessor may enforce all its rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to re-let the Premises or the appointment of a receiver upon initiative of Lessor to protect Lessor’s interest under this Lease shall not constitute a termination of Lessee’s right to possession.

Section 18.3 Right of Entry. In case of an Event of Default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to enter the Premises and remove all persons and personal property from the Premises, such property being removed and stored in a public warehouse or elsewhere at Lessee’s sole cost and expense for at least thirty (30) days, and after such thirty (30) day period, Lessor shall have the right to discard or otherwise dispose of such property without liability therefor to Lessee or any other person. No removal by Lessor of any persons or property in the Premises shall constitute an election to terminate this Lease. Such an election to terminate may only be made by Lessor in writing, or decreed by a court of competent jurisdiction. Lessor’s right of entry shall include the right to remodel the Premises and re-let the Premises. All costs incurred in such entry and re- letting shall be paid by Lessee. Rents collected by Lessor from any other tenant which occupies the Premises shall be offset against the amounts owed to Lessor by Lessee. Lessee shall be responsible for any amounts not recovered by Lessor from any other tenant which occupies the Premises. Any payments made by Lessee shall be credited to the amounts owed by Lessee in the sole order and discretion of Lessor, irrespective of any designation or request by Lessee. No entry by Lessor shall prevent Lessor from later terminating this Lease by written notice.

Section 18.4 Remedies. Lessee hereby waives, for itself and all persons claiming by and under Lessee, all rights and privileges which it might have under any present or future law to redeem the Premises or to continue this Lease after being dispossessed or ejected from the Premises. The rights and remedies of Lessor set forth in this Lease are not exclusive, and Lessor may exercise any other right or remedy available to it under this Lease, at law or in equity.

Section 18.5 Lessor’s Right to Assign. Lessor shall have the right to sell, encumber, convey, transfer and/or assign any and all of its rights and obligations under this Lease.

Section 18.6 Intentionally Deleted.

ARTICLE 19 – ATTORNEYS’ FEES

Section 19.1 Attorneys’ Fees. If either Lessor or Lessee commences or engages in, or threatens to commence or engage in, any action, litigation, arbitration or proceeding against the other Party arising out of or in connection with this Lease, the Premises, the Building or the Property, including, but not limited to, any action or proceeding (a) for recovery of any payment owed by either Party under this Lease, or (b) to recover possession of the Premises, or (c) for damages for breach of this Lease, or (d) relating to the enforcement or interpretation of either Party’s rights or obligations under this Lease (whether in contract, tort, or both), or (e) relating to any proceeding where either Party is requesting a determination of rights and responsibilities under the Lease, the prevailing Party shall be entitled to have and recover from the losing Party reasonable attorneys’ fees and other costs and expenses incurred in connection with the action, litigation, arbitration or proceeding, including any attorney’s fees, costs and expenses incurred in preparation of said action, litigation, arbitration or proceeding, and also incurred on collection and appeal. If Lessor becomes involved in any action, litigation, arbitration or dispute, threatened or actual, by or against anyone not a party to this Lease, but arising by reason of, or related to, any act or omission of Lessee or Lessee’s Employees, Lessee agrees to pay Lessor’s reasonable attorneys’ fees and other costs incurred in connection with the action, litigation, arbitration or dispute, regardless of whether an action, lawsuit or arbitration proceeding is actually filed. If Lessee becomes involved in any action, litigation, arbitration or dispute, threatened or actual, by or against anyone not a party to this Lease, but arising by reason of or related to any act or omission of Lessor or Lessor’s Employees, Lessor agrees to pay Lessee’s reasonable attorneys’ fees and other costs incurred in connection with the action, litigation, arbitration or dispute, regardless of whether an action, lawsuit or arbitration proceeding is actually filed.

Lessor’s (Landlord’s) initials	Lessee’s (Tenant’s) initials

ARTICLE 20 – SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT

Section 20.1 Obligations of Lessee. This Lease and the rights granted to Lessee by this Lease are and shall be subject and subordinate at all times to (a) all ground or underlying leases affecting all or any part of the Property now or later existing and all amendments, renewals, modifications, supplements and extensions of this Lease, and (b) all deeds of trust or mortgages now or later affecting or encumbering all or any part of the Property and/or any ground or underlying leasehold estate; provided, however, that if Lessor elects at any time to have Lessee’s interest in this Lease be or become superior, senior or prior to any such instrument, then upon receipt by Lessee of written notice of such election, this Lease shall be superior, senior and/or prior to such instrument. If, at any time during the Term of this Lease, Lessor elects to encumber the Building with a ground/underlying, lease, deed of trust or mortgage, Lessor shall, as a condition to Lessee’s agreement to subordinate this Lease to such ground/underlying lease, deed of trust or mortgage, deliver to Lessee, a Subordination, Non-Disturbance and Attornment Agreement reasonably acceptable to Lessee confirming the subordination and/or superiority, as applicable, of this Lease to such mortgage, deed of trust, ground or underlying lease and the non-disturbance of Lessee’s tenancy in the Premises as long as there is no default by Lessee following written notice and expiration of the applicable cure period under the Lease, if any. Lessor shall use commercially reasonable efforts to cause Lessor’s existing lender holding a deed of trust encumbering the Building to execute in favor of Lessee a subordination, non-disturbance and attornment agreement in commercially reasonable form.

Section 20.2 Lessor’s Right to Assign. Lessor’s interest in this Lease may be assigned to any mortgagee or trust deed beneficiary as additional security. Nothing in this Lease shall empower Lessee to do any act without Lessor’s prior written consent which can, shall or may encumber the title of the owner of all or any part of the Property.

Section 20.3 Attornment by Lessee. In the event of the cancellation or termination of any or all ground or underlying leases affecting all or any part of the Building in accordance with its terms or by the surrender thereof, whether voluntary, involuntary or by operation of law, or by summary proceedings, or in the event of any foreclosure of any or all mortgages or deeds of trust encumbering all or any part of the Building by trustee’s sale, voluntary agreement, deed in lieu of foreclosure, or by the commencement of any judicial action seeking foreclosure, Lessee, at the request of the then landlord under this Lease, shall attorn to and recognize (a) the ground or underlying lessor, under the ground or underlying lease being terminated or canceled, and (b) the beneficiary or purchaser at the foreclosure sale, as Lessee’s landlord under this Lease, and Lessee agrees to execute and deliver at any time upon request of such ground or underlying lessor, beneficiary, purchaser or their successors, any and all reasonable instruments to further evidence such attornment provided any such purchaser or lender shall agree not to disturb Lessee’s tenancy in the Premises as provided in Sections 20.1 and 20.4. Lessee hereby waives its right, if any, to elect to terminate this Lease or to surrender possession of the Premises in the event of any such cancellation or termination of such ground or underlying lease or foreclosure of any mortgage or deed of trust.

Section 20.4 Non-Disturbance. Notwithstanding any of the provisions of this Article 20 to the contrary, Lessee shall be allowed to occupy the Premises subject to the conditions of this Lease, and this Lease shall remain in effect until an Event of Default occurs or until Lessee’s rights hereunder are terminated because of an Eminent Domain proceeding pursuant to Article 16 or because of the occurrence of damage and destruction pursuant to Article 15.

Section 20.5 Delivery of Instruments. If Lessee fails to execute and deliver, within fifteen (15) days after receipt of written request thereof by Lessor, any documents or instruments required by this Article 20, such failure shall constitute a default under this Lease, which default shall be subject to cure pursuant to Section 17.1(b) hereof (but with no extension of the thirty (30) day cure period thereunder).

Lessor’s (Landlord’s) initials	Lessee’s (Tenant’s) initials

ARTICLE 21 – RULES AND REGULATIONS

Section 21.1 Rules and Regulations. Effective as of the Effective Date, Lessee shall faithfully observe and comply with the rules and regulations pertaining to the Property (“Rules and Regulations”), a copy of which is attached to this Lease as Exhibit “E” and all reasonable modifications and additions to the Rules and Regulations from time to time put into effect by Lessor; provided, however, that no modifications or additions to the Rules and Regulations shall materially reduce Lessee’s rights (or Lessor’s obligations) or materially increase Lessee’s obligations (or Landlord’s rights) or materially increase Tenant’s monetary obligations. Lessor shall not be responsible to Lessee for the nonperformance of any of the Rules and Regulations by any other occupant or tenant of the Property; provided, however, that Lessor shall use commercially reasonable efforts (but not including the institution of legal proceedings) to cause such other tenants and occupants of the Property to comply with the Rules, to the extent such non-compliance materially and adversely interferes with Lessee’s access to the Premises or use of the Premises for the purposes permitted under this Lease.

Section 21.2 Certain Construction Requirements. Prior to undertaking any physical work in or around the Premises, Lessee shall notify Lessor, in writing, of the exact nature and location of the proposed work and shall promptly supply such additional information regarding the proposed work as Lessor shall reasonably request. After receipt of Lessee’s notice, Lessor may, to the extent appropriate, supply Lessee with the Building’s reasonable regulations and procedures for working in areas where there is a risk of coming into contact with materials or building systems which if not properly handled could cause health or safety risks, is reasonably likely to damage such systems and/or the Building, or which is reasonably likely to adversely impact any warranty relating thereto. Lessee shall, at Lessee’s sole cost and expense, comply with all such reasonable Building regulations and procedures established by Lessor and with all applicable Laws with respect to such physical work in or around the Premises. Upon 48 hours prior notice to Lessee (except for emergencies, in which case no prior notice shall be required) and only if accompanied by a representative of Lessee, Lessor shall have the right to enter the Premises during reasonable business hours to monitor the work for compliance with the Building reasonable regulations and procedures, the Rules and all Laws (however, if Lessee shall fail to promptly provide a representative of Lessee to accompany Lessor, then Lessor shall be permitted to enter the Premises without a representative of Lessee). If Lessor reasonably determines that any applicable Laws or any Rules and/or any Building regulations or procedures are not being complied with in a material respect, Lessor may immediately require, by written demand, the cessation of all work being performed in or around the Premises until such time as Lessor is reasonably satisfied that the applicable Rules, Laws, regulations and procedures will be observed. Lessor’s monitoring of any work in or around the Premises shall not be deemed a certification by Lessor of compliance with any applicable Laws, Rules, Building regulations or procedures or a waiver by Lessor of its right to require strict compliance with such Laws, Rules, regulations or procedures, nor shall such monitoring relieve Lessee from any liabilities relating to such work.

ARTICLE 22 – HOLDING OVER

Section 22.1 Surrender of Possession. Lessee shall surrender possession of the Premises immediately upon the expiration of the Term or termination of this Lease. If Lessee shall continue to occupy or possess the Premises after such expiration or termination without the consent of Lessor, then unless Lessor and Lessee have otherwise agreed in writing, Lessee shall be a tenant from month-to-month. All the terms, provisions and conditions of this Lease shall apply to this month-to-month tenancy except those terms, provisions and conditions pertaining to the Term, and except that the Base Rental shall be as follows (i) for the first two (2) months of such holding over, the Base Rental shall be one hundred twenty-five percent (125%) of the Base Rental for the Premises in effect under this Lease during the month which includes the day immediately prior to the date of the expiration or termination of this Lease, and (ii) thereafter, the Base Rental shall be one hundred fifty percent (150%) of the Base Rental for the Premises in effect under this Lease during the month which includes the day immediately prior to the date of the expiration or termination of this Lease. This month-to-month tenancy may be terminated by Lessor or Lessee upon thirty (30) days’ prior notice to the other Party. In the event that Lessee fails to surrender the Premises upon such termination or expiration (and provided that Lessor has provided Lessee with at least thirty (30) days prior written notice that Lessor has a signed proposal or lease from a succeeding lessee to lease the Premises), then Lessee shall indemnify, defend and hold Lessor harmless against all loss or liability resulting from or arising out of Lessee’s failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after said termination or expiration and any related attorneys’ fees and brokerage commissions.

Lessor’s (Landlord’s) initials	Lessee’s (Tenant’s) initials

Section 22.2 Payment of Money After Termination. No payment of money by Lessee to Lessor after the termination of this Lease by Lessor, or after the giving of any notice of termination to Lessee by Lessor which Lessor is entitled to give Lessee under this Lease, shall reinstate, continue or extend the Term of this Lease or shall affect any such notice given to Lessee prior to the payment of such money, it being agreed that after the service of such notice or the commencement of any suit by Lessor to obtain possession of the Premises, Lessor may receive and collect, when due, any and all payments owed by Lessee under this Lease, and otherwise exercise any and all of its rights and remedies. The making of any such payments by Lessee or acceptance of same by Lessor shall not waive such notice of termination, or in any manner affect any pending suit or judgment obtained.

ARTICLE 23 – INSPECTIONS AND ACCESS

Section 23.1 Inspections And Access. Upon twenty-four (24) hours prior notice, provided Landlord shall use reasonable efforts to minimize any interference with Lessee’s business operations, and only if accompanied by a representative of Lessee (however, if Lessee shall fail to promptly provide a representative of Lessee to accompany Lessor, then Lessor shall be permitted to enter the Premises without a representative of Lessee), Lessor may enter the Premises for the purposes set forth in Section 10.2 above and Section 35.28 below.

ARTICLE 24 – NAME OF BUILDING AND CONTINENTAL PARK

Section 24.1 Building Name. Lessee shall not use any name, insignia or logotype of Continental Park for any purpose other than for designating Lessee’s address. Lessee shall not use any picture of Continental Park (other than the Building) in its advertising, stationery or any other manner. Lessee shall not represent to any party that Lessee owns the Building. Lessor expressly reserves the right in Lessor’s sole and absolute discretion, at any time to change the name, insignia, logotype or street address of Continental Park without in any manner being liable to Lessee; provided, however, during the Term, Lessee shall not change the name or street address of the Building.

ARTICLE 25 – SURRENDER OF LEASE

Section 25.1 Surrender Of Lease. The voluntary or other surrender of this Lease by Lessee, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to it of Lessee’s interest in any or all such subleases or subtenancies.

ARTICLE 26 – WAIVER

Section 26.1 Waiver. No obligation, term, covenant, or agreement in this Lease shall be deemed waived unless such waiver is in writing and signed by the Party so waiving the same. The waiver by Lessor or Lessee of any term, covenant, agreement or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other term, covenant, agreement, condition or provision of this Lease, nor shall any failure to enforce compliance with any or all of the terms, covenants, agreements, conditions or provisions of this Lease (except as expressly provided in this Lease), or any custom or practice which may develop between the Parties in the administration of this Lease, be construed to waive or lessen the right of Lessor or Lessee to insist upon the performance by the other in strict accordance with all of the terms, covenants, agreements, conditions and provisions of this Lease. The subsequent acceptance by Lessor of any payment owed by Lessee to Lessor under this Lease, or the payment of Rent by Lessee, shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, agreement, condition or provision of this Lease, other than the failure of Lessee to make the specific payment so accepted by Lessor, regardless of Lessor’s or Lessee’s knowledge of such preceding breach at the time of the making or acceptance of such payment. No payment by Lessee, nor receipt by Lessor, of a lesser amount than the Rent required to be paid under this Lease will be deemed to be anything other than a payment on account of the earliest Rent due hereunder. No endorsement or statement on any check, or any letter accompanying any check or payment as Rent, will be deemed an accord and satisfaction. The delivery of Lessee’s keys to any employee or agent of Lessor will not constitute a termination of this Agreement unless Lessor has entered into a written agreement to that effect.

ARTICLE 27 – SALE BY LESSOR

Section 27.1 Sale By Lessor. In the event Lessor shall sell, assign, convey or transfer all or a part of its interest in the Building or any part of the Property, Lessee agrees to attorn to such transferee, assignee or new owner, and upon consummation of such sale, conveyance or transfer, Lessor shall automatically be freed and relieved from all liability and obligations accruing or to be performed from and after the date of such sale, transfer or conveyance.

Lessor’s (Landlord’s) initials	Lessee’s (Tenant’s) initials

Lessor shall have the right, at Lessor’s sole cost, to subdivide the Property into separate legal lots or parcels and, without materially and adversely affecting the obligations of Lessee, the right to reallocate and adjust the rights, duties and obligations of Lessor and Lessee hereunder so that, as between Lessor and Lessee, those rights, duties and obligations relate only to the lots or parcels on which the Building is located and on which sufficient parking facilities are located to comply with Lessor’s obligations under this Lease.

ARTICLE 28 – NO LIGHT AND AIR EASEMENT

Section 28.1 No Light And Air Easement. Any diminution or shutting off of light or air by any structure which may be erected on the land or upon lands adjacent to or in the vicinity of the Property shall not affect this Lease, abate any payment owed by Lessee under this Lease or otherwise impose any liability on Lessor.

ARTICLE 29 – FORCE MAJEURE

Section 29.1 Force Majeure. Provided that the party claiming the delay delivers written notice of the delay within five (5) business days of the date on which the claimed delay first occurs, a party shall not be chargeable with, liable for, or responsible to the other party (following notice to such other party) for anything or in any amount for any failure to perform or delay caused by: fire; earthquake; explosion; flood; hurricane; the elements; Acts of God or the public enemy; pandemic or other public health crisis; actions, restrictions, limitations or interference of governmental authorities or agents; war; invasion; insurrection; rebellion; riots; strikes or lockouts; inability to obtain necessary materials, goods, equipment, services, utilities or labor; or any other cause whether similar or dissimilar to the foregoing which is beyond the reasonable control of such party; and any such failure or delay due to said causes or any of them shall not be deemed a breach of or default in the performance of this Lease by the party in question. The provisions of this Section 29.1 shall not apply to delays related to financial inability or insolvency of a party and in no event shall the foregoing excuse the payment of Rent by Lessee.

ARTICLE 30 – ESTOPPEL CERTIFICATES

Section 30.1 Estoppel Certificates. Lessee and Lessor shall, at any time and from time to time upon the written request of the other party, within ten (10) business days following such written request from the other party, execute, acknowledge and deliver an estoppel certificate (“Estoppel Certificate”), in writing, in commercially reasonable form. Lessee’s or Lessor’s failure to respond or deliver the Estoppel Certificate within this ten (10) business day period shall constitute an acceptance of the terms stated therein and an acknowledgment by such party that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 31 – RIGHT TO PERFORMANCE

Section 31.1 Right To Performance. All covenants, conditions and agreements to be performed by Lessee under this Lease shall be performed by Lessee at Lessee’s sole cost and expense. If Lessee shall fail to perform any such covenant, condition or agreement on its part to be performed under this Lease, and such failure shall continue for thirty (30) days after notice thereof to Lessee (provided that no notice shall be required in cases of emergency), Lessor may, but shall not be obligated to do so, without waiving or releasing Lessee from any obligations of Lessee under this Lease, perform any such act on Lessee’s part to be made or performed as provided in this Lease. Any performance by Lessor of Lessee’s obligations shall not waive or cure any Event of Default of Lessee for such failure. All costs incurred by Lessor with respect to any such performance by Lessor (including reasonable attorneys’ fees) shall be immediately paid by Lessee to Lessor.

ARTICLE 32 – PARKING RULES AND REGULATIONS

Section 32.1 Parking Rules and Regulations. Lessee’s privileges during the term hereof with respect to the Parking Spaces shall be in accordance with the rules and regulations set forth in the attached Exhibit “F.”

Lessor’s (Landlord’s) initials	Lessee’s (Tenant’s) initials

ARTICLE 33 – SECURITY SYSTEMS

Section 33.1 Lessee’s Right to Install Security System. If Lessee wishes to establish or install any automated and/or non-automated security system in, on or about the Premises, Lessee shall first notify Lessor of Lessee’s plan for any such system, and Lessor shall have the right to review and approve or disapprove said plan in Lessor’s reasonable discretion. If Lessor approves any such plan and Lessee establishes or installs any automated and/or non-automated security system in, on or about the Premises that ties into the security systems of Continental Park (which shall then be considered a Lessee Improvement under this Lease), and should such system materially adversely affect the Continental Park or have an adverse effect on other tenants of Continental Park, Lessor shall subsequently have the right to review Lessee’s security system from time to time and request Lessee to make reasonable changes in personnel and/or equipment. Lessee shall make said requested reasonable changes as promptly as possible upon Lessor’s written request. Lessee shall have sole responsibility for the protection of itself, Lessee’s Employees and all property of Lessee and Lessee’s Employees located in, on or about the Premises or the Building or the Property, and the provisions of Section 14.3 shall, nevertheless, continue in full force and effect. If requested at the time of Lessor’s approval of the installation of the security system, Lessee shall remove any security system installed by Lessee, including any cabling therefor, at Lessee’s expenses, at the expiration of the Term of this Lease or earlier termination thereof.

ARTICLE 34 – NOTICES

Section 34.1 Notices. All notices, requests, consents, approvals, payments in connection with this Lease, or communications that either Party desires or is required or permitted to give or make to the other Party under this Lease, shall only be deemed to have been given, made and delivered, when (a) made or given in writing and personally served; or (b) deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid to the respective addresses of Lessee or Lessor as set forth below; (c) delivered by a reputable overnight delivery service such as Federal Express, United Parcel Service, or DHL Worldwide Express, with charges prepaid, notice to be effective on delivery if confirmed by the delivery service; or (d) by electronic mail (provided that the sender does not receive an automated reply indicating that the e-mail was not delivered to the intended recipient or that the intended recipient was out of the office). Any notice hereunder that is not sent by electronic mail shall also be sent by electronic mail. Lessor or Lessee may from time to time designate other addresses for notice purposes by written notice to the other in accordance herewith.

Lessee’s Address for Notices:	Fisker Inc.
1888 Rosecrans Ave.
Manhattan Beach, CA 90266
Attn: Matt Riley

Copy to:	Orrick, Herrington & Sutcliffe LLP
1000 Marsh Road
Menlo Park, CA 94025-1015
United States
Attention: Mitchell Zuklie

Lessee’s Address for Billing Purposes:	Fisker Inc.
1888 Rosecrans Ave., Suite 100
Manhattan Beach, CA 90245
Attention: Attn: Matt Riley

Lessor’s (Landlord’s) initials	Lessee’s (Tenant’s) initials

Lessor’s Address for Notices:	Continental 830 Nash LLC
c/o Continental Development Corporation
2041 Rosecrans Avenue, Suite 200
El Segundo, CA 90245
Attention: Richard C. Lundquist

Copy to:	Continental Rosecrans Aviation L.P.
c/o Continental Development Corporation
2041 Rosecrans Avenue, Suite 200
El Segundo, CA 90245
Attention: Gian-Carlo M. Yanke, Esq.

Wiring Instructions:

and
Novos Law LLP
1801 Century Park East, 16th Floor
Los Angeles, CA 90067
Attention: Jordan Fishman

Lessor’s Address for Payment of Rent:

(a) If the payment is made by first class mail:	Continental 830 Nash, LLC
c/o Continental Development Corporation
P.O. Box 916
El Segundo, CA 90245-0916

(b) If the payment is made by overnight delivery:	Continental 830 Nash, LLC
c/o Continental Development Corporation
2041 Rosecrans Avenue, Suite 200
El Segundo, CA 90245-0916

ARTICLE 35 – MISCELLANEOUS

Section 35.1 Authorization to Sign Lease. If Lessee is a corporation, each individual executing this Lease on behalf of Lessee represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of Lessee in accordance with a duly adopted resolution of Lessee’s Board of Directors. If Lessee is a partnership or trust, each individual executing this Lease on behalf of Lessee represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of Lessee in accordance with the terms of such entity’s partnership agreement or trust agreement, respectively. If Lessor is a corporation, each individual executing this Lease on behalf of Lessor represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of Lessor in accordance with a duly adopted resolution of Lessee’s Board of Directors. If Lessor is a partnership or trust, each individual executing this Lease on behalf of Lessor represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of Lessor in accordance with the terms of such entity’s partnership agreement or trust agreement, respectively.

Section 35.2 Entire Agreement. This Lease contains the entire agreement between the Parties respecting the Premises and all other matters covered or mentioned in this Lease. This Lease may not be altered, changed or amended except by an instrument in writing specifically designated as an amendment to this Lease and signed by both Parties hereto. Lessee acknowledges and agrees that no prior information provided or statements made by Lessor or Lessor’s agents (“Prior Information”) have in any way induced Lessee to enter into this Lease, and that Lessee has satisfied itself of all its concerns prior to entering into this Lease by conducting an independent investigation of the validity of such Prior Information.

Lessor’s (Landlord’s) initials	Lessee’s (Tenant’s) initials

Section 35.3 Severability. The illegality, invalidity or unenforceability of any term, condition or provision of this Lease shall in no way impair or invalidate any other term, provision or condition of this Lease, and all such other terms, provisions and conditions shall remain in full force and effect.

Section 35.4 Covenants and Conditions. All provisions, whether covenants or conditions, on the part of Lessee shall be deemed to be both covenants and conditions.

Section 35.5 Gender, Definitions and Headings; Governing Law. The words “Lessor” and “Lessee” as used herein shall include the plural as well as the singular and, when appropriate, shall refer to action taken by or on behalf of Lessor or Lessee by their respective employees, agents or authorized representatives. Words in masculine or neuter gender include the masculine, feminine and neuter. If there is more than one person constituting Lessee, the obligations hereunder imposed upon such persons constituting Lessee shall be joint and several. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Subject to the provisions of Articles 12 and 27, and except as otherwise provided to the contrary in this Lease, the terms, conditions and agreements of this Lease shall apply to and bind the heirs, successors, legal representatives and permitted assigns of the Parties hereto. Any reference to the word persons shall be deemed to include a corporation, a government entity, an individual, a general partnership, a limited partnership, a joint venture, a trust and/or an association. This Lease shall be governed by and construed pursuant to the laws of the State of California.

Section 35.6 Exhibits and Riders. The exhibits and riders, if any, that are attached to this Lease shall hereby be incorporated in and made a part of this Lease. In the event a discrepancy, ambiguity or variance should exist between terms and conditions in the Lease and in the exhibits and/or riders thereto, then the terms and conditions of the Lease shall prevail and control.

Section 35.7 Modification for Lender. Upon Lessor’s request and, with respect to Lessor’s existing Lender, provided that such existing lender has executed in favor of Lessee a subordination, non-disturbance and attornment agreement in commercially reasonable form, Lessee agrees to modify this Lease to meet the reasonable requirements of any or all lenders or ground lessors selected by Lessor who request such reasonable modification as a condition precedent to providing any loan or financing or to entering into any ground lease affecting or encumbering the Property or any part thereof, provided that (1) such modification does not (a) increase Base Rental, (b) alter the Term, or (c) materially adversely affect Lessee’s rights under this Lease and (2) such lender or ground lessor delivers a Subordination, Non-Disturbance and Attornment Agreement form reasonably acceptable to Lessee.

Section 35.8 Transportation System Management Program. Lessee hereby covenants and agrees, at its sole cost and expense, to participate in and cooperate with the requirements of any and all government promulgated or sponsored transportation system management programs adopted for the Building and Property.

Section 35.9 Quiet Enjoyment. So long as this Lease is in full force and effect, Lessor covenants and agrees that Lessee shall peaceably and quietly hold, occupy and enjoy the Premises during the Term of this Lease without hindrance or molestation from Lessor subject to the terms and provisions of this Lease.

Section 35.10 No Recordations. Lessor and Lessee agree that in no event and under no circumstances shall this Lease be recorded by Lessee.

Section 35.11 Time is of the Essence. Subject to the provisions of Article 29 of this Lease, time shall be of the essence of this Lease and of each of the provisions hereof.

Section 35.12 Cumulative Remedies. No remedy or election provided, allowed or given by any provision of this Lease shall be deemed exclusive unless so indicated, but shall, whenever possible, be cumulative with all other remedies in law or equity.

Lessor’s (Landlord’s) initials	Lessee’s (Tenant’s) initials

Section 35.13 Intentionally Deleted.

Section 35.14 Confidentiality. Lessor shall keep confidential any financial or other confidential information disclosed by Lessee to Lessor in the course of Lessor’s analysis and consideration of Lessee and this Lease (other than information which is a matter of public knowledge or may be obtained from sources readily available to the public), so long as Lessee clearly identifies such information in writing as “confidential” at the time of such disclosure. Lessee shall keep confidential (i) this Lease, and (ii) any financial or other confidential information of Lessor disclosed by Lessor to Lessee in connection with this Lease (other than information which is a matter of public knowledge or may be obtained from sources readily available to the public), so long as Lessor clearly identifies such information in writing as “confidential” at the time of such disclosure. However, such matters may be disclosed: (a) to the directors, officers, partners, members, legal counsel, real estate brokers, and accountants of Lessor or Lessee, as the case may be, to the extent Lessor or Lessee, as the case may be, deems it necessary or appropriate in connection with the evaluation of this Lease; (b) with respect to Lessor, to a potential purchaser of the Property; (c) with respect to Lessee, to secure an assignee or sublessee for the Premises, (d) to potential or existing sources of financing or to potential or existing holders of direct or indirect equity interests of such party (including any disclosures to lenders, investors, underwriters, and other appropriate persons in connection with the offering of equity or debt interests); and (e) to the extent required by applicable Law, court order, or in any litigation in connection with this Lease.

Section 35.15 Lessee’s Responsibility Regarding Hazardous Substances.

(a) Prohibition. Lessee shall not cause or permit the manufacture, generation, storage, use, transportation, treatment, incineration, disposal, discharge or release of any Hazardous Substance in, on, under, from or about the Premises or the Property. Notwithstanding the preceding sentence, Lessee may store and use supplies (in amounts not exceeding quantities normally used for Lessee’s approved use of Premises) containing Hazardous Substances so long as such supplies (a) are of a type and chemical composition commonly associated with Lessee’s approved use of Premises, (b) are stored and used only in such quantities as are reasonably incidental to such use and in compliance with any manufacturer’s directions or warnings and all applicable Laws, and (c) are disposed of by Lessee in compliance with applicable Laws. Lessee shall store and use all such supplies in a manner which reduces to the greatest extent reasonably practical the threat of any release of any Hazardous Substance and shall promptly and with reasonable care clean up any such release to the reasonable satisfaction of Lessor and any governmental authority having jurisdiction thereof. In no event shall Lessee use or store any asbestos-containing materials or PCBs on or about the Property or the Premises.

(b) Required Warnings. Lessee shall give all warnings required by the California Safe Drinking Water and Toxic Enforcement Act of 1986 (California Health & Safety Code §§ 25249.5 et seq.), as amended from time to time, with respect to any exposures occurring in the Premises or as a result of Lessee’s use of the Premises or the Property.

(c) Environmental Problems. If Lessee knows or has reasonable cause to believe that any Hazardous Substance is located or will come to be located on the Premises or Property (an “Environmental Problem”), whether or not caused or permitted by Lessee, Lessee shall, as promptly as possible, notify Lessor. Lessee shall exercise reasonable care to avoid any Lessee Related Environmental Problem (as such term is defined below). Lessee shall give any and all notices of any Lessee Related Environmental Problem required by applicable Environmental Protection Laws, including, without limitation, any notice required by Section 103 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.) and any notice required by Sections 13271 or 13272 of the California Water Code, as each may be amended from time to time. Lessee shall, as promptly as possible, but in no event later than five (5) business days from the date Lessee shall be informed of the governmental investigation/decree, give Lessor notice of any governmental investigation or any governmental or regulatory action, proceeding, order or decree relating to any Lessee Related Environmental Problem and, at Lessee’s expense, shall timely comply in all respects with any such order or decree, unless Lessor first notifies Lessee that Lessor intends to contest such order or decree. Prior to commencing any corrective or remedial action with respect to any Environmental Problem (except for any such action taken to comply with an order or decree which Lessor has not elected to contest), Lessee shall obtain the consent of Lessor (which shall not be unreasonably withheld, conditioned, or delayed) and each governmental authority exercising jurisdiction with respect to such Environmental Problem.

Lessor’s (Landlord’s) initials	Lessee’s (Tenant’s) initials

(d) Lessor’s Access to Information. Within ten (10) business days after Lessor’s written request therefor, Lessee shall provide Lessor with any information reasonably requested by Lessor, to enable Lessor to comply with any applicable Environmental Protection Law.

“Environmental Protection Law” means any applicable Law governing the manufacture, generation, storage, use, transportation, treatment, incineration, disposal, discharge, threatened discharge, release or threatened release of any Hazardous Substance, or otherwise relating to the protection of the environment or the health and safety of persons, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Water Pollution Prevention and Control Act (33 U.S.C. §§ 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the California Hazardous Substance Account Act (CA Health & Safety Code §§ 25300 et seq.), the California Hazardous Waste Control Act (CA Health & Safety Code §§ 25100 et seq.), the California Safe Drinking Water and Toxic Enforcement Act of 1986 (CA Health & Safety Code §§ 25249.5 et seq.) and the Porter Cologne Water Quality Control Act (CA Water Code §§ 13000 et seq.), as each may be amended from time to time.

“Hazardous Substance” means any hazardous, toxic, explosive, radioactive, infectious or dangerous substance, material, chemical, waste, contaminant or pollutant, including, without limitation, (a) any “hazardous substance” within the meaning of the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.) or the Carpenter-Presley-Tanner Hazardous Substance Account Act (CA Health & Safety Code §§ 25300 et seq.), as each may be amended from time to time, (b) any “hazardous waste” within the meaning of the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.), as amended from time to time, (c) any “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” within the meaning of the California Hazardous Waste Control Act (CA Health & Safety Code §§ 25100 et seq.), as amended from time to time, (d) any “hazardous substance”, “waste” or “sewage” as defined or used in the Porter Cologne Water Quality Control Act (CA Water Code §§ 13000 et seq.), as amended from time to time, (e) petroleum, including crude oil or any fraction thereof, (f) any natural gas, liquefied natural gas, natural gas liquid or synthetic gas usable for fuel (or mixtures of natural and synthetic gas), or (g) any other substance, material, chemical, waste, toxicant, pollutant or contaminant regulated by any applicable Environmental Protection Law.

“Lessee Related Environmental Problem” means any Environmental Problem resulting from or related to (a) any act or omission of Lessee or Lessee’s Employees, or (b) Lessee’s use of the Premises or any other part of the Property.

(e) Indemnity by Lessee. If Lessee breaches its obligations stated in this Section 35.15, or if the presence of Hazardous Substances in, upon, under or about the Premises or other portions of the Building or Property caused or permitted by Lessee, Lessee’s Employees or Lessee’s sublessees or their invitees results in the contamination of the Premises or other portions of the Building, in each case in violation of applicable Environmental Protection Laws, then Lessee shall indemnify, defend and hold Lessor and Lessor’s Employees harmless from and against any and all liabilities, costs, expenses, claims, judgments, damages, penalties, fines or losses (including, without limitation, diminution in value of the Premises or other portions of the Building, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or other portions of the Building, damages arising from any adverse impact on marketing of space in the Premises or other portions of the Building, and sums paid in settlement of claims, reasonable attorneys’ fees, consultants’ fees and experts’ fees) which arise after the execution date of this Lease or during the Term of this Lease or after the Term of this Lease as a result of such contamination. This obligation of Lessee to indemnify, defend and hold Lessor harmless shall survive and extend beyond the expiration or earlier termination of this Lease. Lessor expressly acknowledges and agrees that the indemnity in this Section 35.15(e) shall not apply to any Hazardous Substances that are present on, in or under the Premises on or prior to the execution date of this Lease and that Lessee shall have no obligations or liability with respect to any such existing Hazardous Substances.

Section 35.16 Nondiscrimination. The Lessee herein covenants by and for himself, his heirs, executors, administrators and assigns, and all persons claiming under or through him, and this Lease is made and accepted upon and subject to the following conditions. That there shall be no discrimination against or segregation of any person or group of persons on account of sex, marital status, race, color, religion, creed, national origin or ancestry, in the leasing, subleasing, transferring, use or enjoyment of the Premises, nor shall the Lessee himself, or any person claiming under or through him establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

Lessor’s (Landlord’s) initials	Lessee’s (Tenant’s) initials

Section 35.17 No Offer. The preparation of this Lease and/or the submission of this Lease to Lessee shall not be deemed an offer to lease the Premises or any other premises to Lessee. This Lease shall only become binding upon Lessor and Lessee when it is fully executed and a fully executed original Lease is delivered by each party hereto.

Section 35.18 Broker’s Commission. Lessor and Lessee each hereby represent and warrant to the other that it has not engaged or dealt with any real estate brokers, salespersons, finders or other persons entitled to any compensation (“Broker’s Commission”) relating to this Lease, except for The Klabin Company and CBRE, Inc. (collectively, the “Brokers”). Lessor shall pay the Brokers’ Commission pursuant to a separate agreement between Lessor and the Brokers. If Lessee’s or Lessor’s representation and warranty contained in this paragraph is inaccurate, then the Party making the inaccurate representation hereby agrees to indemnify, defend, and hold the other harmless from and against any and all liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in connection with the claims of any brokers, salespersons, finders or other persons.

Section 35.19 Joint and Several Obligations of Lessee. If more than one individual or entity comprises Lessee, the obligations imposed on each individual or entity that comprises Lessee under this Lease shall be joint and several.

Section 35.20 Jurisdiction And Enforcement. The Parties hereto agree that this Lease Agreement is made and entered into in the County of Los Angeles, State of California, and that all legal actions relating to this Lease Agreement shall be filed and entertained in the Courts in and for the County of Los Angeles, State of California.

Section 35.21 Intentionally Deleted.

Section 35.22 Compliance with Safety Regulations. Lessee shall comply, and Lessee shall cause Lessee’s Employees to comply, with all safety, fire protection, and evacuation procedures and regulations established by Lessor or by any government agency.

Section 35.23 Costs Incurred by a Party Hereunder. Unless expressly provide otherwise in this Lease, any time a party hereunder is responsible to reimburse the costs incurred by the other party, such costs shall be deemed to mean the actual, reasonable, out-of-pocket costs incurred by the other party.

Section 35.24 Intentionally Deleted.

Section 35.25 Ban on Smoking. Lessee understands that Lessor’s ventilation system in the Building connects to more than one premises and/or to the Building’s common areas, and that the City of Manhattan Beach bans tenants from smoking within their own premises whenever a landlord’s ventilation system connects to more than one premises or to the Building’s commons areas. Therefore, to prevent second-hand smoke from traveling through the Building’s ventilation system and adversely affecting non-smoking tenants in other premises or common areas, Lessee agrees (1) that it will not permit any of Lessee’s Employees to smoke any substance through any form (including, but not limited to, cigarettes, cigars, pipes, hookahs, vaporizers, e-cigarettes or electronic nicotine delivery systems (ENDS)) in the Premises or anywhere within the Building, and (2) that it will implement reasonable measures to direct Lessee’s Employees to smoke outside the Building. Lessee shall comply with all current and future federal, state, and local environmental and IAQ laws, regulations, and industry standards, including, without limitation, any restrictions on smoking in the workplace.

Section 35.26 Financial Information Disclosure. The term “Annual Financial Statements” means current, accurate and complete, and detailed financial statements of the applicable entity, including a balance sheet, statement of operations, statement of cash flows, and related notes to the financial statements, prepared in accordance with generally accepted accounting principles consistently applied. If reasonably required by Lessor, one time per year, after such Annual Financial Statements have been finalized and upon not less than thirty (30) days prior written request, Lessee shall deliver to Lessor consolidated Annual Financial Statements of Lessee and its subsidiaries, certified by the Chief Financial Officer of Lessee to be a fair and true presentation of the current financial position of Lessee and its subsidiaries, provided that Lessee shall have no obligation to deliver any Annual Financial Statements if Lessee is then a publicly traded company.

Lessor’s (Landlord’s) initials	Lessee’s (Tenant’s) initials

Section 35.27 Signs.

(a) Exterior Signs. Subject to the terms and conditions set forth in this Section 35.27(a) and Section 35.27(c), Lessee shall be allowed to install and maintain the following signs on the exterior of the Building and the Property (sometimes collectively, the “Exterior Signs”) during the Term of this Lease: (a) the three following exterior signs: (A) one (1) exclusive Identification Signage (as hereinafter defined) on the Rosecrans frontage of the Building (including the parapet) (Lessee may select one of the areas designated by the red circles on Exhibit “B-1” attached hereto, not the area where the Fisker sign is shown on such exhibit), (B) one (1) Identification Signage on the Aviation Boulevard frontage of the Building in the area designated in the red circle on Exhibit “B-2” attached hereto, not the area where the Fisker sign is shown on such exhibit, and (C) one (1) Identification Signage on either the existing monument signage on Aviation Boulevard or one of the other areas designated by the other red circles on Exhibit “B-3” attached hereto, not the area where the Fisker sign is shown on such exhibit; and (b) exclusive use of the existing monument signage on Rosecrans Avenue, which exterior building signs are shown on Exhibits “B-1” through “B-3” attached hereto for purposes of showing general size and location. The term “Identification Signage” means a sign that contains (i) Lessee’s corporate or trade name, and/or (ii) Lessee’s corporate logo. No other names, logos or other content may be contained on any Exterior Signs. The type, size, composition, configuration and location of any proposed new Exterior Signs, as well as any changes to any previously approved Exterior Signs shall be subject to the prior written approval of Lessor, which shall not be unreasonably withheld, conditioned or delayed. Lessee shall be solely responsible for obtaining, at Lessee’s sole cost and expense, all required approvals and permits from the City of Manhattan Beach for the installation of any Exterior Signs and Lessee shall deliver such permits and approvals to Lessor prior to the installation of the Exterior Signs. Lessee may not assign any of its rights under this Section 35.27(a) to any other person or entity except to an assignee of all of Lessee’s rights and obligations under this Lease that is expressly permitted under the terms and conditions of this Lease or otherwise approved in writing by Lessor, provided that such entity does not have an “Objectionable Name.” For purposes of this Lease, the term “Objectionable Name” shall mean any name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Property, or which would otherwise reasonably offend a prudent landlord of the Comparable Buildings. Lessor may require the removal of any Exterior Signs that are not in compliance with the provisions of this Section 35.27. Except for the Exterior Signs set forth above, Lessee will not, without Lessor’s prior approval, install or permit to be installed in the Premises any other sign, decoration or advertising material of any kind on the exterior of the Building or the Property.

(b) Interior Signs and Displays. Subject to the terms and conditions set forth in this Section 35.27(b) and Section 35.27(c), Lessee will be permitted to install and maintain in the interior portions of the Building any signage that Lessee may elect to install, provided that, notwithstanding any other provision of this Lease to the contrary, without Lessor’s prior written approval, no interior sign or decoration shall be installed in the Building if such sign or decoration is displayed with the intent that it be for commercial advertising or marketing purposes visible from the streets surrounding the Building; provided, however, Lessor hereby acknowledges that Lessee may display its products (and components) in manners that are visible from the streets surrounding the Building for commercial advertising or marketing purposes and Lessor hereby consents to such displays. All signs that are subject to the provisions of this Section 35.27(b) are hereinafter collectively referred to as the “Interior Signs”.

(c) General Signage Provisions. Lessee shall keep all Exterior Signs and the Interior Signs installed by Lessee in good working condition and good repair at all times and in compliance with all Laws. Lessee shall bear any and all costs related to the design, fabrication, installation, illumination, maintenance and repair of all of its Exterior Signs and Interior Signs. Lessee shall repair, at its sole cost, any damage to the exterior or interior of the Building arising from or related to the installation, repair or removal of any of Lessee’s Exterior Signs and Interior Signs. At Lessor’s prior written request, Lessee shall remove any Exterior Signs or Interior Signs installed by Lessee, at Lessee’s expense, at the expiration of the Term of this Lease or earlier termination thereof.

(d) Directory Signage. At Lessor’s expense, Lessee shall be provided its proportional share (based upon then Lessee’s Pro Rata Share) of directory listings on the interior directory for the Building located on the first floor of the Building.

Lessor’s (Landlord’s) initials	Lessee’s (Tenant’s) initials

Section 35.28 Rights Reserved by Lessor. Provided that the exercise of such rights does not unreasonably interfere with Lessee’s occupancy of the Premises, Lessor shall have the following rights, subject to the terms of Article 23 above:

(a) Building and Property Operations. To the extent permitted pursuant to the express provisions of this Lease, including Section 10.2 and Section 11.3 above: to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building and Property, or any part thereof; only to enter upon the Premises accompanied by a representative of Lessee (after giving Lessee reasonable written notice thereof, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building and Property; to interrupt or temporarily suspend Building services and facilities;

(b) Prospective Purchasers and Lenders. to enter the Premises during reasonable business hours to show the Premises to prospective purchasers or lenders; and

(c) Prospective Lessees. At any time during the last twelve (12) months of the Term (or earlier if Lessee has notified Lessor in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable business hours to show the Premises to prospective tenants.

Section 35.29 Construction of Agreement. Each Party herein shall be deemed to have been the draftsman of this Lease and the language of this Lease shall be construed according to its fair meaning and not strictly for or against any of the Parties hereto.

Section 35.30 CASp. For purposes of Section 1938 of the California Civil Code, Lessor hereby discloses to Lessee, and Lessee hereby acknowledges, that the Premises has not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Lessor hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Lessor and Lessee hereby agree that any CASp inspection requested by Lessee shall be conducted at Lessee’s sole cost and expense, by a CASp reasonably approved in advance by Lessor (which approval shall not be unreasonably withheld).

Section 35.31 Internationally Deleted.

Section 35.32 Internationally Deleted.

Section 35.33 Internationally Deleted.

Section 35.34 Satellite Dish or Satellite Antenna. Lessee shall be permitted to install two (2) satellite dishes and one (1) satellite antenna (collectively, the “Antennae”) with a non-roof penetrating mounting system and plenum-rated cabling from the Premises to the roof of the Building to connect to the Antennae. The satellite dishes shall not be more than four (4) feet in diameter (unless approved by Lessor), and if over five (5) feet in diameter must be screened, and shall be in a location specified by Lessor in its reasonable discretion. The satellite antenna shall not be more than 5 feet in height above the roof surface as of the execution date of this Lease (unless approved by Lessor). Subject to Lessor’s approval of Lessee’s plans for installation, Lessee may use existing risers, conduits and towers (subject to reasonable space limitations and Lessor’s requirements for use of such areas) for purposes of installing such cabling from the Antennae to the Premises. Lessee’s use of the Antennae shall be solely for Lessee’s business in the Premises (and not for use by any third party). The Antennae shall be installed using an integral non-roof penetrating, non-friction mount support structure. Lessee agrees that upon the expiration or earlier termination of the

Lessor’s (Landlord’s) initials	Lessee’s (Tenant’s) initials

Lease, Lessee shall remove the Antennae, the mounting system, cabling, and any and all elements thereof and repair all damage to the roof and building caused thereby and restore all such items to substantially the condition which existed prior to the installation of the Antennae. Lessee shall have access to the Antennae site and cabling raceways for the purposes of maintenance and repairs at all reasonable times. Lessee shall provide a Certificate of Insurance showing that the Antennae are fully insured and that Lessor is named as an additional insured under Lessee’s liability and property policies with regard to the Antennae. Lessee shall comply with all laws governing the installation and operation of the Antennae, including any building permits and any licenses or permits required by the Federal Communications Commission, the Federal Aviation Administration or any other governmental agency having jurisdiction over the building.

Section 35.35 Utility Billing Information. If Lessee is permitted to contract directly for the provision of electricity, gas, water, trash to the Premises with the third-party provider thereof, Lessee shall promptly provide Lessor with a copy of each invoice for such items from the applicable utility provider and any other energy usage data requested by Lessor in order to comply with Applicable Laws regarding energy usage and any disclosures or submittals to third parties required in connection therewith. If requested by Lessor, Lessee shall authorize the utility company serving the Premises which is contracted directly by Lessee to release Lessee’s utility usage consumption data to Lessor. Lessee shall reasonably cooperate with Lessor with respect to any such disclosures or submittals and hereby consents to Lessor’s disclosure to third parties of such consumption data as may be required of Lessor under applicable Laws.

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Lessor’s (Landlord’s) initials	Lessee’s (Tenant’s) initials

IN WITNESS WHEREOF, the Parties acknowledge that each has carefully read each and every provision of this Lease and that each has fully entered into this Lease as of the date first appearing above of its own free will and volition. Signatures obtained by facsimile or pdf shall be deemed original signatures and shall carry the same full force and effect of original signatures to bind the Parties to the terms and conditions of this Lease.

“LESSOR”			“LESSEE”

Continental 830 Nash LLC			FISKER INC.,
a Delaware limited liability company			a Delaware corporation

By:	Continental 830 Corporation		By:	/s/ Geepta Gupta-Fisker
	a Delaware corporation its Managing Member		Its:	Chief Financial Officer

	By:	/s/ Michael Simon	By:
Michael Simon
		Treasurer	Its:

Continental Rosecrans Aviation L.P.
a California limited partnership

By:	Continental Terrace Corporation a Texas corporation

	By:	/s/ Gian-Carlo M. Yanke
Gian-Carlo M. Yanke
Assistant Secretary

Lessor’s (Landlord’s) initials	Lessee’s (Tenant’s) initials